Filed pursuant to Rule 424(b)(5)
SEC File No. 333-159365

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per security	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Convertible Senior Subordinated Notes	$500,000,000	100%	$500,000,000	$17,764
Common Stock, $0.01 par value per share	(3)	(3)	(3)	(3)

(1)
Includes notes that may be purchased by the underwriters pursuant to their option to purchase additional notes to cover over-allotments.

(2)
This filing fee is calculated in accordance with Rule 457(r). Pursuant to Rule 457(p), the amount of the registration fee has been partially offset by an unused filing fee in the amount of $10,136 previously paid with respect to unsold securities that were registered pursuant to the Registrant's Registration Statement on Form S-3 filed May 25, 2006 (Registration No. 333-134464); such amount was carried forward to the Registration Statement on Form S-3 filed by the Registrant on May 20, 2009 (Registration No. 333-159365).

(3)
Includes an indeterminate number of shares of common stock issuable upon conversion of the notes being registered hereby or in connection with a stock split, stock dividend, recapitalization or similar event for which no registration fee is payable pursuant to Rule 457(i).

Prospectus Supplement (to Prospectus Dated May 20, 2009)

Cephalon, Inc.

$435,000,000

2.50% Convertible Senior Subordinated Notes due 2014

We are offering $435,000,000 aggregate principal amount of our 2.50% convertible senior subordinated notes due 2014 (the "notes"). We will pay interest on the notes on May 1 and November 1 of each year, beginning November 1, 2009. The notes will mature on May 1, 2014. We may not redeem the notes before maturity. The notes will be our unsecured senior subordinated obligations and will be effectively subordinated to all of our present and future secured debt to the extent of the collateral securing that debt, equal to all of our existing and future senior subordinated debt and senior in right of payment to all of our existing and future subordinated debt. The notes will effectively rank junior to our subsidiaries' liabilities. The notes will be issued only in denominations of $1,000 and in integral multiples of $1,000.

Upon conversion, we will pay cash, and, if applicable, deliver shares of common stock based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day of the relevant conversion period as described herein. The conversion price for each $1,000 aggregate principal amount of notes is initially $69.00 per share of our common stock (equivalent to a conversion rate of approximately 14.4928 shares of our common stock per $1,000 aggregate principal amount of notes).

Holders may surrender their notes for conversion any time prior to the close of business on November 1, 2013 under the following circumstances: (1) during any calendar quarter commencing after June 30, 2009, if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price per share of the notes in effect on that last trading day; (2) during the 10 consecutive trading-day period that follows any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then current conversion rate; or (3) if we make certain significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock is not listed on a U.S. national securities exchange.

After November 1, 2013, holders may surrender their notes for conversion at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of whether any of the foregoing conditions is satisfied. Holders may require us to repurchase for cash all or part of their notes at a price equal to 100% of the principal amount of the notes being repurchased plus accrued and unpaid interest, upon a fundamental change.

Concurrently with this offering, we are offering up to 5,000,000 shares of our common stock (or a total of 5,750,000 shares if the underwriters exercise in full their option to purchase additional shares to cover over-allotments, if any) pursuant to a separate prospectus supplement. This notes offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon this notes offering.

Our common stock is listed on The NASDAQ Global Select Market under the symbol "CEPH." The last reported sale price of our common stock on May 20, 2009 was $63.07 per share.

We have granted the underwriters a 30-day option to purchase a maximum of $65,000,000 additional principal amount of notes solely to cover over-allotments.

Investing in the notes involves risk. See "Risk Factors" beginning on page S-9 of this prospectus supplement and the "Risk Factors" section beginning on page 36 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	100%	$435,000,000
Underwriting discounts and commissions	3%	$13,050,000
Proceeds, before expenses, to us	97%	$421,950,000

The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from May 27, 2009.

The underwriters expect to deliver the notes on or about May 27, 2009 only in book-entry form through the facilities of The Depository Trust Company.

Sole Book-Running Manager

Deutsche Bank Securities

Co-Managers

J.P.Morgan	Barclays Capital	Credit Suisse	Morgan Stanley

ABN AMRO Incorporated	Piper Jaffray	Wachovia Securities

The date of this prospectus supplement is May 21, 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the notes and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, that the

S-i

information contained herein is correct as of any time subsequent to the date hereof or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to the date hereof.

        This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        Cephalon and the "C" logo, as well as ACTIQ, AMRIX, EFFENTORA, FENTORA, LUPUZOR, NUVIGIL, PROVIGIL and TREANDA, are trademarks of Cephalon, Inc. or its subsidiaries, registered or otherwise, in the U.S. and certain other countries. "®" indicates U.S. trademark registration.

        Unless the context requires otherwise, in this prospectus supplement the words "the Company," "Cephalon," "we," "us," "our" and "our company" refer to Cephalon, Inc. and not to any of its subsidiaries.

S-ii

SUMMARY

        The following summary includes basic information about our company and this offering. It may not contain all of the information that is important to you. For a more complete understanding of our company and this offering, we encourage you to read this entire prospectus supplement, including the documents incorporated in this prospectus supplement by reference, and the accompanying prospectus carefully.

The Company

        We are an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and inflammatory diseases. We have recently completed certain transactions designed to build a portfolio of potential products targeted to the treatment of inflammatory diseases. In the first quarter of 2009, we (i) acquired an exclusive, worldwide license to the ImmuPharma investigational compound, LUPUZOR™, which is in development for the treatment of systemic lupus erythematosus; (ii) purchased an option to acquire privately-held Ception Therapeutics, Inc., whose lead humanized monoclonal antibody compound, reslizumab, is in development for the treatment of pediatric eosinophilic esophagitis; and (iii) launched a takeover offer for Arana Therapeutics Limited, an Australian company, whose lead domain antibody compound, ART621, is in development for the treatment of rheumatoid arthritis and psoriasis. In addition to conducting an active research and development program, we market seven proprietary products in the United States and numerous products in various countries throughout Europe and the world. Consistent with our core therapeutic areas, we have aligned our approximately 780-person U.S. field sales and sales management teams by area. We have a sales and marketing organization numbering approximately 400 persons that supports our presence in nearly 20 European countries, including France, the United Kingdom, Germany, Italy and Spain, and certain countries in Africa and the Middle East.

        Our four most significant products are PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], ACTIQ® (oral transmucosal fentanyl citrate) [C-II] (including our generic version of ACTIQ) and TREANDA (bendamustine hydrochloride) which together comprised 77% of our total consolidated net sales for the year ended December 31, 2008 and 78% of our total consolidated net sales for the three months ended March 31, 2009.

        We are a Delaware corporation with our principal executive offices located at 41 Moores Road, P.O. Box 4011, Frazer, Pennsylvania, 19355. Our telephone number is (610) 344-0200 and our web site address is http://www.cephalon.com. Our research and development headquarters are in West Chester, Pennsylvania and we also have offices in Wilmington, Delaware, Salt Lake City, Utah, suburban Minneapolis-St. Paul, Minnesota, France, the United Kingdom, Ireland, Denmark, Germany, Italy, the Netherlands, Poland, Spain, Switzerland and Hong Kong. We have manufacturing facilities in France for the production of modafinil, which is used in the production of PROVIGIL. We also have manufacturing facilities in Salt Lake City, Utah, for the production of FENTORA, EFFENTORA™, ACTIQ and our generic version of ACTIQ for worldwide distribution and sale, and Eden Prairie, Minnesota, for the production of orally disintegrating versions of drugs for pharmaceutical company partners. We include our web site address in this prospectus supplement only as an inactive textual reference and do not intend it to be an active link to our web site.

 The Offering

        The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For additional information concerning the notes, see "Description of the Notes."

Issuer	Cephalon, Inc.
Notes Offered	$435,000,000 aggregate principal amount (or $500,000,000 if the underwriters exercise in full their over-allotment option to purchase additional notes) of 2.50% convertible senior subordinated notes due May 1, 2014.
Maturity	May 1, 2014
Interest	2.50% per year, payable semi-annually in arrears in cash on May 1 and November 1 of each year, beginning November 1, 2009.
No Optional Redemption by the Company	The notes may not be redeemed at our election prior to the scheduled maturity date.
Ranking	The notes will be our unsecured senior subordinated indebtedness and the payment of the principal of and interest on the notes will be subordinated in right of payment to the prior payment in full in cash of our existing and future senior indebtedness, including borrowings under our existing credit agreement. The notes will also rank equally in express right of payment with our existing and future senior subordinated indebtedness and senior to any of our existing and future subordinated indebtedness. The notes will also rank junior to our secured indebtedness to the extent of the underlying collateral. The notes are effectively subordinated to all existing and future indebtedness and other liabilities including trade payables of our subsidiaries. As of March 31, 2009, we had outstanding approximately $5.5 million of senior indebtedness, $820.0 million of senior subordinated indebtedness and $199.9 million of subordinated indebtedness.
The terms of the indenture under which the notes will be issued do not limit our ability to incur additional indebtedness, senior or otherwise.
Right to Convert	Holders may surrender their notes, in integral multiples of $1,000 principal amount, for conversion any time prior to the close of business on November 1, 2013 based on the applicable conversion rate only under the following circumstances:
• during any calendar quarter commencing after September 30, 2009, if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price per share of the notes in effect on that last trading day;

• during the 10 consecutive trading-day period that follows any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then current conversion rate; or
• if we make certain significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock is not listed on a U.S. national securities exchange.
The initial conversion price for each $1,000 aggregate principal amount of notes is $69.00 per share of our common stock, equivalent to a conversion rate of approximately 14.4928 shares of common stock per $1,000 aggregate principal amount of notes. Such conversion price will be subject to adjustment in certain events but will not be adjusted for accrued interest.
Settlement upon Conversion	Upon conversion of the notes, we will pay cash equal to the sum of the principal portions (as defined herein) for each trading day during the relevant conversion period (as described herein). In addition, subject to certain limitations, if the daily conversion value (as defined herein) exceeds the principal portion of the converted notes on any trading day during the relevant conversion period, we will also deliver shares of common stock in an amount equal to (i) the excess of the daily conversion value over the principal portion divided by (ii) the per-share volume-weighted average price of our Common Stock on that trading day. We will settle each $1,000 in principal amount of notes being converted by delivering, by the third scheduled trading day immediately following the last day of the applicable conversion period, cash and shares of common stock, if applicable, equal to the sum of the daily settlement amounts (as defined herein) for each of the 25 trading days during the related conversion period. See "Description of the Notes—Conversion of Notes—Settlement upon Conversion."
In addition, following a make whole adjustment event (as described herein), we will increase the applicable conversion rate for a holder who elects to convert in connection with such make whole adjustment event by a number of additional shares of our common stock as described under "Description of the Notes—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event."

Purchase at Holder's Option upon a Fundamental Change	If we undergo a fundamental change (as defined under "Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change"), you will have the option to require us to purchase all or any portion of your notes in integral multiples of $1,000 principal amount. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. We will pay cash for all notes so purchased.
Risk Factors	See "Risk Factors" beginning on page S-9 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.
Use of Proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and before estimated offering expenses, will be approximately $422.0 million (or approximately $485.0 million if the underwriters exercise in full their over-allotment option to purchase additional notes). We intend to apply (i) a portion of the net proceeds, together with the proceeds from the warrant transaction we have entered into with Deutsche Bank AG, to pay the net cost of the convertible note hedge and (ii) the remaining proceeds, together with the net proceeds from the concurrent common stock offering described below, for general corporate purposes. For more information, see "Use of Proceeds."
Convertible Note Hedge and Warrant Transactions	We have entered into a privately-negotiated convertible note hedge with Deutsche Bank AG, which is expected to reduce the potential dilution to our common stock upon any conversion of the notes. We also have entered into a warrant transaction with Deutsche Bank AG with respect to our common stock pursuant to which we may issue shares of our common stock. In connection with these transactions, we expect to use approximately $72.7 million of the net proceeds of this offering, representing the cost to us of the convertible note hedge transaction, partially offset by the proceeds to us of the warrant transaction. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to increase the number of shares of our common stock underlying the convertible note hedge and the warrant transaction.

In connection with hedging these transactions, Deutsche Bank AG and/or its affiliates may enter into various derivative transactions with respect to our common stock concurrently with, or shortly after, the pricing of the notes, and may enter into, or may unwind various derivative transactions and/or purchase or sell our common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any conversion period related to any conversion of the notes). These activities could have the effect of increasing or preventing a decline in, or having a negative effect on, the value of our common stock concurrently with or following the pricing of the notes and could have the effect of increasing or preventing a decline in the value of our common stock during any conversion period related to a conversion of the notes. Deutsche Bank AG and/or its affiliates may modify their hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock through market transactions or entering into derivative transactions or by purchasing or selling other securities (including the notes) during the conversion period for a conversion of notes, which may have a negative effect on the value of the consideration received upon conversion of those notes. The effect, if any, of any of these transactions and activities on the trading price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the conversion value you will receive upon the conversion of the notes and, under certain circumstances, your ability to convert notes.
No Prior Market	The notes will be new securities for which there is currently no market. The underwriters may make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.
Trading	We do not intend to list the notes on any securities exchange or automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "CEPH."
United States Federal Income Tax Considerations	You should consult with your tax advisor with respect to the U.S. federal income tax considerations of owning the notes in light of your own particular situation and with respect to any tax considerations arising under the laws of any state, local, foreign or other taxing jurisdiction. See "United States Federal Income Tax Considerations."
Trustee and Paying Agent	U.S. Bank National Association

Concurrent Common Stock Offering

        Concurrently with this offering, we are offering up to 5,000,000 shares of our common stock (or a total of 5,750,000 shares if the underwriters therefor exercise in full their over-allotment option to purchase additional shares) pursuant to a separate prospectus supplement. This notes offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon this notes offering. We expect to raise approximately $735.0 million in aggregate gross proceeds from the two offerings. We cannot assure you that we will complete the concurrent common stock offering. See "Concurrent Common Stock Offering."

        Unless we specifically state otherwise, the information in this prospectus supplement assumes the completion of the concurrent common stock offering and that the underwriters for the common stock offering do not exercise their over-allotment option to purchase additional shares and that the underwriters for this notes offering do not exercise their over-allotment option to purchase additional notes.

FORWARD-LOOKING STATEMENTS

        In addition to historical facts or statements of current condition, this prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. Forward-looking statements contained in this prospectus supplement or incorporated herein by reference constitute our expectations or forecasts of future events as of the date of this prospectus supplement and are not statements of historical fact. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as "anticipate," "will," "estimate," "expect," "project," "intend," "should," "plan," "believe," "hope," and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. In particular, these forward-looking statements include, among others, statements about:

  •
  our dependence on sales of PROVIGIL® (modafinil) Tablets [C-IV] and, once launched, NUVIGIL® (armodafinil) Tablets [C-IV] in the United States and the market prospects and future marketing efforts for PROVIGIL, NUVIGIL, FENTORA® (fentanyl buccal tablet) [C-II], AMRIX® (cyclobenzaprine hydrochloride extended-release capsules) and TREANDA® (bendamustine hydrochloride);

  •
  any potential approval of our product candidates, including with respect to any expanded indications for NUVIGIL and/or FENTORA;

  •
  our anticipated scientific progress in our research programs and our development of potential pharmaceutical products including our ongoing or planned clinical trials, the timing and costs of such trials and the likelihood or timing of revenues from these products, if any;

  •
  our ability to adequately protect our technology and enforce our intellectual property rights and the future expiration of patent and/or regulatory exclusivity on certain of our products;

  •
  our ability to comply fully with the terms of our settlement agreements (including our corporate integrity agreement) with the U.S. Attorney's Office ("USAO"), the U.S. Department of Justice ("DOJ"), the Office of the Inspector General of the Department of Health and Human Services ("OIG") and other federal government entities, the Offices of the Attorneys General of Connecticut and Massachusetts and the various states;

  •
  our ongoing litigation matters, including litigation stemming from the settlement of the PROVIGIL patent litigation, the FENTORA patent infringement lawsuits we have filed against Watson Laboratories, Inc. ("Watson") and Barr Laboratories, Inc. ("Barr") and the AMRIX patent infringement lawsuits we have filed against Barr, Mylan Pharmaceuticals, Inc. ("Mylan") and Impax Laboratories, Inc. ("Impax");

  •
  our future cash flow, our ability to service or repay our existing debt and our ability to raise additional funds, if needed, in light of our current and projected level of operations and general economic conditions; and

  •
  other statements regarding matters that are not historical facts or statements of current condition.

        Any or all of our forward-looking statements in this prospectus supplement and in the documents we have referred you to may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Therefore, you should not place undue reliance on any such forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others:

  •
  the acceptance of our products by physicians and patients in the marketplace, particularly with respect to our recently launched products;

  •
  our ability to obtain regulatory approvals to sell our product candidates, including any additional future indications for FENTORA and NUVIGIL, and to launch such products or indications successfully;

  •
  scientific or regulatory setbacks with respect to research programs, clinical trials, manufacturing activities and/or our existing products;

  •
  the timing and unpredictability of regulatory approvals;

  •
  unanticipated cash requirements to support current operations, expand our business or incur capital expenditures;

  •
  a finding that our patents are invalid or unenforceable or that generic versions of our marketed products do not infringe our patents or the "at risk" launch of generic versions of our products;

  •
  the loss of key management or scientific personnel;

  •
  the activities of our competitors in the industry;

  •
  regulatory, legal or other setbacks or delays with respect to the settlement agreements with the USAO, the DOJ, the OIG and other federal entities, the state settlement agreements and corporate integrity agreement related thereto, the settlement agreements with the Offices of the Attorneys General of Connecticut and Massachusetts, our settlements of the PROVIGIL patent litigation and the ongoing litigation related to such settlements, the FENTORA patent infringement lawsuits we have filed against Watson and Barr and the AMRIX patent infringement lawsuits we have filed against Barr, Mylan and Impax;

  •
  our ability to integrate successfully technologies, products and businesses we acquire and realize the expected benefits from those acquisitions;

  •
  unanticipated conversion of our convertible notes by our note holders;

  •
  market conditions generally or in the biopharmaceutical industry that make raising capital or consummating acquisitions difficult, expensive or both; and

  •
  enactment of new government laws, regulations, court decisions, regulatory interpretations or other initiatives that are adverse to us or our interests.

We do not intend to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. We discuss in more detail the risks that we anticipate in the section entitled "Risk Factors" in this prospectus supplement and in the "Risk Factors" section beginning on page 36 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

        An investment in the notes offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. In addition, you should carefully consider, among other things, the matters discussed under "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described in such incorporated documents and described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of the notes and any common stock issuable upon conversion of the notes could decline, and you may lose all or part of your investment in the notes. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements."

 Risks Relating to this Offering

We will have the ability to incur substantially more indebtedness, including secured indebtedness.

        The indenture governing the notes offered hereby does not contain any restrictions on our ability to incur additional indebtedness; although our other financing agreements contain certain such limitations, noteholders do not have any rights under such agreements. If we and our subsidiaries incur significant additional indebtedness, the related risks that we face could intensify.

You may not be able to convert your notes before November 1, 2013, and the value of the notes could be less than the value of the common stock into which your notes could otherwise be converted.

        Prior to November 1, 2013, the notes are convertible only if and during the periods when specified conditions are met. If these conditions for conversion are not met, until such date, you will not be able to convert your notes and you may not be able to receive the value of the common stock into which the notes would otherwise be convertible. In addition, for these and other reasons, the trading price of the notes could be substantially less than the conversion value of the notes.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to our common stock only if you receive our common stock upon conversion and only as of the date when you become an owner of the shares of our common stock upon such conversion. For example, in the event that an amendment is proposed to our charter or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed the owner of the shares of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We expect that the trading value of the notes will be significantly affected by the price of our common stock, which has been and may continue to be highly volatile.

        Our common stock has experienced significant price and volume fluctuations. The market price of our common stock, as well as the general level of interest rates and our credit quality, will likely significantly affect the market price of the notes. This may result in significantly greater volatility in the trading value of the notes than would be expected for nonconvertible debt securities we may issue. We cannot predict whether the price of our common stock or interest rates will rise or fall. The market price of our common stock is highly volatile, and we expect it to continue to be volatile for the foreseeable future. For example, from January 1, 2008, through May 20, 2009, our common stock traded at a high price of $81.35 and a low price of $56.20. Negative announcements, including, among others:

  •
  adverse regulatory decisions;

  •
  disappointing clinical trial results;

  •
  legal challenges, disputes and/or other adverse developments impacting our patents or other proprietary rights with respect to our products; or

  •
  sales or operating results that fall below the market's expectations could trigger significant declines in the price of our common stock. In addition, external events, such as news concerning economic conditions, our competitors or our customers, changes in government regulations impacting the biotechnology or pharmaceutical industries or the movement of capital into or out of our industry, also are likely to affect the price of our common stock, regardless of our operating performance. Furthermore, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, could affect the price of our common stock. Recently, the stock markets have experienced price and volume volatility that has affected many companies' stock prices. Stock prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. Fluctuations such as these may affect the market price of our common stock. The price of our common stock also could be affected by possible sales of common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock that we expect to develop as a result of the issuance of the notes. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

The net share settlement feature of the notes may have adverse consequences.

        The net share settlement feature of the notes, as described under "Description of the Notes—Conversion of Notes—Settlement upon Conversion," may result in holders receiving no shares of common stock upon conversion or fewer shares relative to the conversion value of the notes, reduce our liquidity, delay holders' receipt of the consideration due upon conversion and subject holders to the market risks of our shares of common stock before receiving any shares upon conversion.

        Upon conversion, holders will receive cash and, if applicable, shares of our common stock based on the sum of the daily settlement amounts described in this prospectus supplement for the 25 trading days that begin on, and include, the third trading day after the day the notes are tendered for conversion, subject to certain exceptions in connection with conversions during a period immediately preceding the scheduled maturity date of the relevant notes as described in this prospectus supplement. Other than in connection with certain fundamental changes, we will generally deliver the cash and, if applicable, shares of common stock issuable upon conversion on the third scheduled trading day after the conversion period, which will generally be at least 25 trading days after the date holders tender their notes for conversion (other than during certain periods immediately prior to maturity). In addition, because the consideration due upon conversion is based in part on the trading price of our common stock during the conversion period, any decrease in the price of our common stock after you tender your notes for conversion may significantly decrease the value of the consideration you receive. Furthermore, because we must settle at least a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

        The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of the common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition. The SEC orders expired at 11:59 p.m., New York City Time, on Wednesday, October 8, 2008. However, the SEC and New York Stock Exchange are currently considering instituting other limitations on effecting short sales (such as the up-tick rule), and other regulatory organizations may do the same. Any future governmental actions that interfere with the ability of convertible notes investors to effect short sales on the underlying common stock could significantly affect the market value of convertible securities, including the notes.

The notes do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the notes.

        We are not restricted under the terms of the indenture and the notes from incurring additional indebtedness or securing any of our indebtedness. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt and take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, we are not restricted from repurchasing common stock or any indebtedness, including subordinated indebtedness, by the terms of the indenture and the notes. If the underwriters exercise their option to purchase additional notes, or if we issue other debt securities in the future, our debt service obligations will increase.

The conversion price of the notes may not be adjusted for all dilutive events.

        The conversion price of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of the Notes—Conversion of Notes—Conversion Price Adjustments." Such conversion price will not be adjusted, however, for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. In addition, an event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to such conversion price.

The convertible note hedge and warrant transactions may affect the value of the notes and the trading price of our common stock.

        In connection with this offering, we have entered into a convertible note hedge transaction with Deutsche Bank AG (the "hedge counterparty"). The convertible note hedge transaction is expected to reduce the potential dilution to our common stock upon conversion of the notes. In the event that the hedge counterparty fails to deliver shares to us as required under the convertible note hedge documents or as a result of a breach of the convertible note hedge documents by us, we will be required to issue shares of our common stock in order to meet our share delivery obligations with respect to the converted notes. Separately, we also have entered into a warrant transaction with the hedge counterparty. The warrant transaction could separately have a dilutive effect from the issuance of common stock pursuant to the warrants. We intend to use a portion of the net proceeds of this offering and of the warrants to pay the cost of the convertible note hedge transaction. The cost of the convertible note hedge transaction that is not covered by the proceeds from the sale of the warrants will be approximately $72.7 million (assuming the underwriters do not exercise their option to purchase additional notes). If the underwriters exercise their option to purchase additional notes, we expect to increase the number of shares of common stock underlying the convertible note hedge and the sold warrant transaction with a corresponding increase to the cost of the convertible note hedge transaction that is not covered by the proceeds from the sale of the warrants. These transactions will be accounted for as an adjustment to our stockholders' equity.

        In connection with hedging these transactions, the hedge counterparty and/or its affiliates may enter into various derivative transactions with respect to our common stock concurrently with, or shortly after, the pricing of the notes, and may enter into, or may unwind, various derivative transactions and/or purchase or sell our common stock in secondary market transactions following the pricing of the notes and prior to maturity of the notes (and are likely to do so during any conversion period related to any conversion of the notes). These activities could have the effect of increasing or preventing a decline in, or having a negative effect on, the value of our common stock concurrently with or following the pricing of the notes and could have the effect of increasing or preventing a decline in the value of our common stock during any conversion period related to a conversion of the notes.

        The hedge counterparty and/or its affiliates may modify their hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock through market transactions or entering into derivative transactions or by purchasing or selling other securities (including the notes) that they may wish to use in connection with such hedging. In particular, such hedging modification may occur during the conversion period for a conversion of notes, which may have a negative effect on the value of the consideration received upon conversion of those notes. In addition, we intend to exercise options under the convertible note hedge transactions whenever notes are converted. In order to unwind its hedge position with respect to the options we exercise, the hedge counterparty and/or its affiliates may sell shares of our common stock or other securities (including the notes) in secondary market transactions or unwind various derivative transactions with respect to our common stock during the conversion period for the converted notes. The effect, if any, of any of these transactions and activities on the trading price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes, the conversion value you will receive upon conversion of the notes and, under certain circumstances, your ability to convert the notes. The derivative transactions that the hedge counterparty and/or its affiliates expect to enter into to hedge these transactions may include cash-settled equity swaps referenced to our common stock. In certain circumstances after the pricing of the notes, the hedge counterparty and/or its affiliates may have derivative positions that, when combined with the hedge counterparty's and its affiliates' ownership of our common stock, if any, would give them economic exposure to the return on a significant number of shares of our common stock.

We may not have the ability to raise the funds necessary to purchase the notes upon a fundamental change as required by the indenture governing the notes.

        Holders may require us to purchase their notes upon a fundamental change as described under "Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change." A fundamental change may also constitute an event of default, and result in the effective acceleration of the maturity of our then-existing indebtedness. There can be no assurance that we would have sufficient financial resources, or would be able to arrange financing, to pay the fundamental change purchase price for the notes surrendered by the holders in cash. In addition, the terms of our financing agreements may limit our ability to pay any fundamental change purchase price. Failure by us to purchase the notes when required will result in an event of default with respect to the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

        Upon the occurrence of certain fundamental change transactions described under "Description of the Notes," you have the right to require us to repurchase your notes. However, the fundamental change provisions will only afford protection to holders of notes in the event of certain transactions. For example, we will not be required to repurchase any notes upon the occurrence of a transaction that would otherwise constitute a fundamental change or in connection with certain types of transactions that would otherwise constitute a fundamental change if more than 90% of the consideration in the transaction consists of shares of common stock traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any successor thereto) or any other U.S. national securities exchange. Furthermore, certain other transactions such as leveraged recapitalizations, refinancings, restructurings or certain acquisitions of other entities by us or our subsidiaries would not constitute a fundamental change requiring us to repurchase the notes or to increase the conversion rate.

        Other transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The adjustment to the applicable conversion rate for notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a specified corporate transaction constituting a make whole adjustment event, as described under "Description of the Notes," occurs, under certain circumstances we will increase the applicable conversion rate by a number of additional shares of our common stock for notes converted in connection with such specified corporate transaction. The increase in the applicable conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in, or the price of our common stock over a five trading-day period immediately preceding the effective date of, such transaction, as described under "Description of the Notes—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event." The adjustment to the applicable conversion rate for notes converted in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the stock price for such transaction (determined as described under "Description of the Notes—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event") is greater than $250.00 per share, or if such price is less than $60.00 per share (each such price, subject to adjustment), no adjustment will be made to the applicable conversion rate. Our obligation to increase the applicable conversion rate in connection with any such specified corporate transaction could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

We may issue additional shares of common stock or instruments convertible into common stock, including in connection with conversions of notes, and thereby materially and adversely affect the price of the common stock.

        Subject to lock-up provisions that apply for the first 60 days after the original issuance date of the notes, we are not restricted from issuing additional common stock or other instruments convertible into common stock during the life of the notes. If we issue additional shares of common stock or instruments convertible into common stock, it may materially and adversely affect the price of the common stock and, in turn, the price of the notes. In addition, the conversion of some or all of the notes may dilute the ownership interests of existing stockholders, and any sales in the public market of any shares of common stock issuable upon such conversion could adversely affect prevailing market prices of the common stock. In addition, the anticipated conversion of the notes into shares of common stock or a combination of cash and shares of common stock could depress the price of the common stock.

The fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.

        The fundamental change purchase rights, which will allow noteholders to require us to purchase all or a portion of their notes upon the occurrence of a fundamental change, as defined in "Description of the Notes," and the provisions requiring an increase to the conversion rate for conversions in connection with make whole adjustment events may in certain circumstances delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The notes are a new issue of securities for which there is no established public market. We do not intend to apply for listing of the notes on any securities exchange or arrange for the notes to be quoted on any quotations system. The underwriters may make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the notes may not develop or, if developed, may not continue. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected.

You may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. Such deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against subsequent payments on the notes. See "Description of the Notes—Conversion of Notes—Conversion Price Adjustment" and "United States Federal Income Tax Considerations."

        If a make whole adjustment event occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with such make whole adjustment event. Such increase may be treated as a distribution subject to U.S. federal income tax as a dividend. See "United States Federal Income Tax Considerations."

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that have required us to retrospectively adjust our previously reported financial results.

        In May 2008, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) ("FSP APB 14-1"). Under FSP APB 14-1, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of FSP APB 14-1 on the accounting for the notes is that the equity component would be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, and for interim periods within those fiscal years, with retrospective application required. As a result, because of our adoption of FSP APB 14-1 for fiscal 2009, we have retrospectively adjusted our prior period financial statements to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We have also reported lower net income in our financial results because FSP APB 14-1 requires interest to include both the current period's amortization of the debt discount and the instrument's coupon interest. Please refer to our Current Report on Form 8-K that we filed with the SEC on May 20, 2009 for our retrospectively adjusted financial statements taking into account the impact, on prior periods, of our retroactive adoption of FSP ASB 14-1.

USE OF PROCEEDS

        The net proceeds from the sale of the notes offered hereby are estimated to be approximately $422.0 million (approximately $485.0 million if the underwriters exercise in full their over-allotment option to purchase additional notes), after deduction of estimated offering expenses and the underwriters' discounts and commissions. In addition, we estimate that the net proceeds from the concurrent common stock offering, after deducting underwriters' discounts and commissions and before estimated offering expenses, will be approximately $288.0 million (or approximately $331.2 million if the underwriters therefor exercise in full their over-allotment option to purchase additional shares).

        We intend to use the net proceeds from this offering and the warrant transaction described below under "Description of Convertible Note Hedge and Warrant Transactions" to pay the cost of the convertible note hedge described herein. The cost of the convertible note hedge, after being partially offset by the proceeds from the sale of the warrants, was approximately $72.7 million. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to increase the number of shares underlying the convertible note hedge and the warrant transaction on a pro rata basis. We intend to use the remaining net proceeds for general corporate purposes. Pending these uses, we intend to invest the net proceeds of this offering in interest-bearing investment-grade securities.

        The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of the offering in a manner other than as described in this prospectus supplement.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "CEPH." The following table sets forth, for the quarterly periods indicated, the high and low sale price per share of the common stock as reported on The NASDAQ Global Select Market:

	High	Low
2007
First Quarter	$76.65	$64.65
Second Quarter	84.83	72.80
Third Quarter	83.25	66.52
Fourth Quarter	79.10	70.00
2008
First Quarter	$74.31	$56.20
Second Quarter	71.53	59.91
Third Quarter	80.39	66.47
Fourth Quarter	79.00	59.45
2009
First Quarter	$81.35	$60.42
Second Quarter (through May 20, 2009)	70.09	61.91

        On May 20, 2009, the last reported sale price of our common stock was $63.07 per share. On May 15, 2009, we had 432 holders of record of our common stock.

DIVIDEND POLICY

        We have not paid dividends on our common stock since our inception and do not anticipate paying any dividends on our common stock in the foreseeable future.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2006 and 2008 was 2.93x and 2.58x, respectively, and 5.07x for the three months ended March 31, 2009.

        Our deficiency of (i) earnings available to cover fixed charges and (ii) earnings available to cover combined fixed charges and preferred stock dividends for the years ended December 31, 2004, 2005 and 2007 was $33.8 million, $265.6 million and $123.9 million, respectively. Since earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for the years ended December 31, 2004, 2005 and 2007, we are unable to provide ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each respective period.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2009:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to (i) the issuance and sale of $435,000,000 aggregate principal amount of notes in this offering, after deducting the underwriting discounts and commissions and before estimated offering expenses (assuming no exercise of the underwriters' over-allotment option to purchase additional notes) and (ii) the use of approximately $72,700,000 in net proceeds to fund the net cost of the convertible note hedge transactions;

  •
  on a pro forma as adjusted basis to give further effect to (i) the issuance and sale of 5,000,000 shares of our common stock in the concurrent common stock offering at a public offering price of $60.00 per share, after deducting the underwriting discounts and commissions and before estimated offering expenses (assuming no exercise of the underwriters' over-allotment option to purchase additional shares) and (ii) the use of the net proceeds from this offering to fund the cost of the convertible note hedge transactions.

        This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. See "Where You Can Find More Information."

	As of March 31, 2009
	Actual	As adjusted	Pro-Forma as adjusted
	(unaudited)
	($ in millions)
Cash and cash equivalents	$615	$964	$1,252

Current portion of long-term debt, net	$794	$794	$794
Long-term debt:
Convertible notes	—	294	294
Other	5	5	5

Total long-term debt	$5	$299	$299

Total debt	$799	$1,093	$1,093

Redeemable equity	$238	$238	$238

Equity:
Cephalon stockholders' equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 2,500,000 shares issued and none outstanding	$—	$—	$—
Common stock, $0.01 par value, 400,000,000 shares authorized; 71,802,380 shares issued actual and as adjusted, 77,380,380 shares issued pro forma as adjusted(1)	1	1	1
Additional paid-in capital	2,122	2,177	2,465
Treasury stock, at cost, 2,970,776 shares	(202)	(202)	(202)
Accumulated deficit	(463)	(463)	(463)
Accumulated other comprehensive income	40	40	40

Total Cephalon stockholders' equity	$1,498	$1,553	$1,841
Noncontrolling Interest	292	292	292

Total equity	$1,790	$1,845	$2,133

Total capitalization	$2,827	$3,176	$3,464

(1)
Includes 5,000,000 shares to be issued in connection with the concurrent common stock offering and 778,000 shares to be issued in connection with anticipated exchange transactions.

CONCURRENT COMMON STOCK OFFERING

        Concurrently with this notes offering, we are offering 5,000,000 shares of our common stock (or a total of 5,750,000 shares of our common stock if the underwriters therefor exercise in full their over-allotment option to purchase additional shares) pursuant to a separate prospectus supplement. This notes offering is not contingent upon the common stock offering, and the common stock offering is not contingent upon this notes offering. We expect to raise approximately $735.0 million in aggregate gross proceeds from the two offerings. We cannot assure you that we will complete the concurrent common stock offering.

DESCRIPTION OF THE NOTES

        We will issue the notes under an indenture, to be dated as of the date we consummate this offering, between us and U.S. Bank National Association, as trustee. The following summarizes the material provisions of the notes and the indenture, but does not purport to be complete and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in those documents. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to certain provisions of the Trust Indenture Act of 1939, as amended. We urge you to read the indenture and the form of certificate evidencing the notes in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under "Where You Can Find More Information."

        In this section entitled "Description of the Notes," when we refer to "Cephalon," "we," "our" or "us," we are referring to Cephalon, Inc. and not any of its subsidiaries. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption "Description of the Debt Securities We May Offer." This "Description of the Notes," however, supersedes the information set forth in the accompanying prospectus to the extent inconsistent with that information.

General

        We will issue $435,000,000 (or $500,000,000 if the underwriters exercise their over-allotment option in full) aggregate principal amount of notes. Upon conversion in accordance with the terms of the notes and the indenture, you will receive cash and shares, if any, of our common stock as described below under "—Conversion of Notes—Settlement upon Conversion." The notes will be issued only in denominations of $1,000 and in integral multiples of $1,000. The notes will mature on May 1, 2014, unless earlier converted by you or purchased by us at your option upon the occurrence of a fundamental change (as defined below). The notes are not subject to redemption at our option prior to maturity.

        The notes will be our unsecured senior subordinated obligations, as described under "—Subordination of Notes" below. The notes will be structurally subordinated to all present and future debt and other obligations of our subsidiaries. In addition, the notes are effectively subordinated to all of our present and future secured debt to the extent of the collateral securing that debt. The Notes will rank equally to all of our existing and future senior subordinated debt and senior in right of payment to all of our existing and future subordinated debt. Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected by the indenture in the event of a highly leveraged transaction, a change in control of Cephalon or a termination in the trading of our common stock, except to the extent described under "—Purchase of Notes at Your Option upon a Fundamental Change" and "—Conversion of Notes—Conversion upon Specified Corporate Transactions." The notes are not guaranteed by any of our subsidiaries.

        We will pay interest on the notes at a rate of 2.50% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a business day, the immediately following business day (each, an "interest payment date"), commencing November 1, 2009, to holders of record at the close of business on the preceding April 15 and October 15, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of any notes' maturity, conversion or purchase by us at the option of the holder thereof, interest will cease to accrue on those notes under the terms of and subject to the conditions of the indenture. We will, however, pay interest on the maturity date to holders of record of the notes on the record date immediately preceding the stated maturity date regardless of whether such holders convert their notes. A "business day" is any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        We may, without the consent of the holders, reopen the indenture and issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the notes offered hereby under U.S. securities laws and for U.S. federal income tax purposes. The notes offered hereby and any such additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders. We do not intend to list the notes on any securities exchange or automated dealer quotation system.

        We will maintain an office in New York City where the notes may be presented for registration of transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the notes will be issued only in fully-registered book-entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Conversion of Notes

  General

        Subject to the conditions described below, you may convert your notes at an initial conversion price of $69.00 per share of common stock (equivalent to an initial conversion rate of approximately 14.4928 shares of our common stock per $1,000 aggregate principal amount of notes). The conversion price and the corresponding conversion rate in effect at any given time will be subject to adjustment as described below under "—Conversion Price Adjustments" and "—Adjustment to Shares Delivered upon a Make Whole Adjustment Event." The conversion rate of a note is equal to $1,000 divided by the then-applicable conversion price at the time of determination. Accordingly, an adjustment to the conversion price will result in a corresponding (but inverse) adjustment to the conversion rate. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

        Holders may surrender notes for conversion any time until the close of business on November 1, 2013 (six months prior to the maturity date), and receive the consideration described below under "—Settlement upon Conversion," only if any of the following conditions is satisfied:

  •
  during any calendar quarter commencing after September 30, 2009, if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price per share of the common stock in effect on that last trading day;

  •
  during the 10 consecutive trading-day period that follows any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then current conversion rate; or

  •
  if we make certain significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock is not listed on a U.S. national securities exchange.

We describe each of these conditions in greater detail below.

        However, after November 1, 2013, holders may surrender their notes for conversion at any time until the close of business on the second scheduled trading day immediately preceding the stated maturity date regardless of whether any of the foregoing conditions is satisfied.

        Notes that are validly surrendered for conversion will be deemed to have been converted immediately prior to the close of business on the conversion date. Generally, the "conversion date" for any notes will be the date on which the holder of the note has complied with all requirements under the indenture to convert a note, provided that if a holder surrenders for conversion a note at any time after the 30th scheduled trading day preceding the stated maturity date, the conversion date will be deemed to be the 30th trading day immediately preceding the stated maturity date. If you hold a beneficial interest in a global note, you must comply with DTC's procedures for converting a beneficial interest in a global note.

        We will settle conversions of notes by paying or delivering cash or a combination of cash and stock as described below under "—Settlement upon Conversion." The amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under "—Settlement upon Conversion") calculated on a proportionate basis for each trading day in the applicable 25 trading-day conversion period (as defined below under "—Settlement upon Conversion"). The trustee will initially act as the conversion agent.

        Upon conversion of a note, a holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such holder is the holder on a regular record date and such conversion occurs between such regular record date and the interest payment date to which it relates, and we will not adjust the conversion rate to account for accrued and unpaid interest, except that we will pay on the maturity date accrued and unpaid interest to holders of record on the record date immediately preceding the stated maturity date regardless of whether such holders convert their notes. Our settlement of conversions as described below under "—Settlement upon Conversion" will be deemed to satisfy our obligation to pay the principal amount of the note and accrued and unpaid interest, if any, to, but not including, the conversion date.

        Accordingly, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

        Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that will be payable on the notes; provided, however, that no such payment need be made (1) if we have specified a purchase date following a fundamental change that is after a record date and on or prior to the corresponding interest payment date, (2) with respect to any notes surrendered for conversion following the record date for the payment of interest immediately preceding the stated maturity date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our common stock upon the conversion of the notes, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

  Conversion upon Satisfaction of Market Price Condition

        Holders may surrender notes for conversion during any calendar quarter commencing after September 30, 2009, if the closing sale price (as defined below) of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price per share of the notes in effect on that last trading day.

        The "closing sale price" of our common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc.

        A "trading day" means a day on which (i) there is no market disruption event (as defined below) and (ii) The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock is then listed is open for trading or, if our common stock is not so listed, any business day. A "trading day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

        A "market disruption event" means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The NASDAQ Global Select Market or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        A "scheduled trading day" means any day that is scheduled to be a trading day.

  Conversion upon Trading Price of Notes Falling Below Conversion Value of the Notes

        If the trading price (as defined below) for the notes on each trading day during any five consecutive trading-day period was less than 98% of the closing sale price of our common stock on such date multiplied by the then-current conversion rate, a holder may surrender notes for conversion at any time during the following 10 consecutive trading days.

        Upon request, the conversion agent will, on our behalf, determine if the notes are convertible and will notify us and the trustee accordingly. The conversion agent shall have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we shall have no obligation to make such request unless the trustee provides us with reasonable evidence that the trading price of the notes on any trading day would be less than 98% of the product of the then-current conversion rate times the closing sale price of our common stock on that date. At such time, we shall instruct the conversion agent to determine the trading price of the notes beginning on such trading day and on each of the next four trading days.

        "Trading price" means, on any date of determination, the average of the secondary bid quotations per note obtained by the conversion agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m. (New York City time), on such determination date from three independent nationally recognized securities dealers we select; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination the conversion agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from an independent nationally recognized securities dealer, then the trading price of the notes on such date of determination will be deemed to be less than 98% of the closing sale price of our common stock on such date multiplied by the then current conversion rate.

  Conversion upon Specified Corporate Transactions

        If we elect to distribute to all or substantially all holders of our common stock:

  •
  specified rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days, our common stock at less than the closing sale price on the record date for such issuance; or

  •
  cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in clauses (1) or (2) of the description below under "—Conversion Price Adjustments"), which distribution, together with all other such distributions within the preceding twelve months, has a per share value exceeding 10% of the closing sale price of our common stock as of the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes at least 35 scheduled trading days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place.

        In addition, in the event of a fundamental change (as defined under "—Purchase of Notes at Your Option upon a Fundamental Change"), a holder may surrender notes for conversion at any time from or after the effective time of the fundamental change until the close of business on the second scheduled trading day immediately preceding the related fundamental change purchase date (as defined under "—Purchase of Notes at Your Option upon a Fundamental Change") or, if there is no such purchase date, the 35th scheduled trading day immediately following the effective date of the fundamental change. In some circumstances, a converting holder will also be entitled to receive additional shares as described below under "—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event." The holder may also require us to purchase all or a portion of its notes upon the occurrence of a fundamental change as described under "—Purchase of Notes at Your Option upon a Fundamental Change." We will use our commercially reasonable efforts to give notice to holders of the anticipated effective date for a fundamental change not more than 70 scheduled trading days nor less than 35 scheduled trading days prior to the anticipated effective date.

        Holders will also have the right to surrender notes for conversion if we are a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets that does not also constitute a fundamental change (including any event that would be a fundamental change but for the existence of an exception specified in the paragraph following the definition thereof), in each case pursuant to which our common stock would be converted into cash, securities or other property. In such event, holders will have the right to surrender notes for conversion at any time from or after the effective date of such transaction and ending on the 35th scheduled trading day following the effective date of such transaction. We will notify holders at least 35 scheduled trading days prior to the anticipated effective date of such transaction. If the transaction also constitutes a fundamental change, in lieu of the conversion right described in this paragraph, holders will have the conversion right described in the preceding paragraph and will have the right to require us to purchase their notes as set forth below under "—Purchase of Notes at Your Option upon a Fundamental Change."

  Conversion after November 1, 2013

        After November 1, 2013 (six months prior to the maturity date) and until the close of business on the second scheduled trading day immediately prior to the stated maturity date, holders may surrender their notes for conversion regardless of whether any of the conditions described in "—Conversion upon Satisfaction of Market Price Condition," "—Conversion upon Trading Price of Notes Falling Below Conversion Value of the Notes," or "—Conversion upon Specified Corporate Transactions" has been satisfied.

  Settlement upon Conversion

        If you surrender your notes for conversion, you will receive, on the third trading day following the last day of the relevant conversion period, in respect of each $1,000 principal amount of notes, cash in an amount equal to the sum of the principal portions (as defined below) for each trading day during the relevant conversion period (as defined below). In addition, if the daily conversion value exceeds $40 on any trading day during the relevant conversion period, we will also deliver shares of common stock in an amount equal to (i) the excess of the daily conversion value over $40 divided by (ii) the daily VWAP of our common stock on that trading day.

        "Conversion period" with respect to any note means the 25 consecutive trading day period beginning on and including the third trading day immediately following the related conversion date, except that if a holder surrenders a note for conversion at any time after the 30th scheduled trading day prior to the maturity date and until the close of business on the second scheduled trading day immediately preceding the maturity date, then (i) the holder will be deemed to have surrendered such note as of the 30th trading day immediately preceding the maturity date, (ii) the conversion period for such note will commence on the 27th trading day immediately preceding the maturity date, and (iii) the settlement date for the conversion of such note will be the maturity date (assuming no delay in settlement due to market disruption events).

        The "daily settlement amount," for each of the 25 consecutive trading days during the relevant conversion period, will consist of:

  •
  cash equal to the lesser of (i) $40 and (ii) the daily conversion value for such trading day (the amount determined pursuant to this clause being the "principal portion"); and

  •
  to the extent the daily conversion value exceeds $40, a number of shares of common stock equal to (i) the difference between the daily conversion value and $40, divided by (ii) the daily VWAP of our common stock for such trading day.

        "Daily conversion value" means, for each of the 25 consecutive trading days during the conversion period, one-twenty-fifth (1/25th) of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common stock on such trading day.

        No fractional shares will be issued upon conversion. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the last trading day of the relevant conversion period.

        "Daily VWAP" of our common stock (or any security that is part of the reference property into which our common stock has been converted, if applicable), in respect of any trading day, means the per share volume-weighted average price of our common stock (or other security) on The NASDAQ Global Select Market (or other principal exchange on which such security is then listed) as displayed under the heading "Bloomberg VWAP" on Bloomberg page CEPH ‹equity› AQR (or its equivalent successor if such page is not available, or the Bloomberg page for any security that is part of the reference property into which our common stock has been converted, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as determined by our board of directors in a commercially reasonable manner, using a volume-weighted average price method, provided that in making such determination our board of directors may rely conclusively on the determination of daily VWAP for such trading day made by an independent nationally recognized securities dealer selected by the board of directors) and will be determined without regard to after-hours trading or any other trading outside the regular trading session.

        We generally will deliver the conversion consideration in respect of any notes that you convert within three business days after the last trading day of the relevant conversion period, provided, however, that if prior to the conversion date for any converted notes our common stock has been replaced by reference property (as defined under "—Conversion Price Adjustments" below) consisting solely of cash (pursuant to the provisions described under " —Conversion Price Adjustments"), we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date. Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional shares of our common stock resulting from that adjustment on the third trading day after the earliest trading day on which such calculation can be made (but in no event later than October 31, 2014). Further, if application of the provisions set forth in the proviso to the first sentence of this paragraph would result in settlement of a conversion during the 10 trading days immediately following the effective date of a fundamental change, settlement will instead take place on the 10th trading day following the relevant effective date.

Conversion Price Adjustments

        The conversion price will be adjusted as described below:

        (1)   If we issue solely shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we subdivide or combine our common stock, the conversion price will be adjusted based on the following formula:

        where,

          CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

          CP = the conversion price in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

          OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be; and

          OS = the number of shares of our common stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination of common stock, as the case may be.

        (2)   If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of our common stock (or securities convertible into our common stock), at a price per share (or a conversion price per share) less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution, the conversion price will be decreased based on the following formula (provided that the conversion price will be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed):

        where,

          CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for such distribution;

          CP = the conversion price in effect immediately after the open of business on the ex-dividend date for such distribution;

          OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

          X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

          Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution.

        For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common stock at less than the average of the closing sale prices of our common stock for each trading day in the applicable 10 consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by our board of directors or a committee thereof.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock (excluding (i) dividends or distributions (including subdivision of common stock) and rights, options or warrants referred to in clause (1) or (2) above; (ii) dividends or distributions paid exclusively in cash referred to in clause (5) below; (iii) spin-offs referred to further below in this clause (3); and (iv) distributions of rights to all or substantially all holders of common stock pursuant to the adoption of a shareholder rights plan), then the conversion price will be decreased based on the following formula:

        where,

          CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for such distribution;

          CP = the conversion price in effect immediately after the open of business on the ex-dividend date for such distribution;

          SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

          FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

        If the then-fair market value of the portion of the shares of capital stock, evidences of indebtedness or other assets or property so distributed applicable to one share of common stock is equal to or greater than the average of the closing sale prices of the common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each holder of a note shall have the right to receive on conversion in respect of each note held by such holder, in addition to the number of shares of common stock to which such holder is entitled to receive, the amount and kind of securities and assets such holder would have received had such holder already owned a number of shares of common stock equal to the conversion rate immediately prior to the record date for the distribution of the securities or assets.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion price will be decreased based on the following formula:

        where,

          CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

          CP = the conversion price in effect immediately after the open of business on the ex-dividend date for the spin-off;

          FMV = the average of the closing sale prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off (such period, the "valuation period"); and

          MP0 = the average of the closing sale prices of our common stock over the valuation period.

        The adjustment to the conversion price under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the conversion period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion prices in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such conversion period. For purposes of determining the conversion price, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spin-off, references within the portion of this clause (3) related to "spin-offs" to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, but excluding, the relevant conversion date.

        (4)   If we make or pay any cash dividend or distribution to all, or substantially all, holders of our outstanding common stock (other than distributions described in clause (5) below and any dividend or distribution in connection with our liquidation, dissolution or winding up), the conversion price will be decreased based on the following formula:

        where,

          CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for such distribution;

          CP = the conversion price in effect immediately after the open of business on the ex-dividend date for such distribution;

          SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

          C = the amount in cash per share we pay or distribute to holders of our common stock.

        If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion price shall be readjusted to the conversion price that would then be in effect if such dividend or distribution had not been declared.

        (5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock and, if the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), the conversion price will be decreased based on the following formula:

        where,

          CP0 = the conversion price in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

          CP = the conversion price in effect immediately after the open of business on the trading day next succeeding the expiration date;

          AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

          OS0 = the number of shares of our common stock outstanding immediately prior to the time (the "expiration time") such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

          OS = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and

          SP = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date.

        The adjustment to the conversion price under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the conversion period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion prices in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such conversion period. For purposes of determining the conversion price, in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date.

        For purposes hereof, the term "ex-dividend date," when used with respect to any dividend or distribution, means the first date on which shares of common stock trade, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution.

        If:

  •
  any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the conversion price on a given trading day within the conversion period applicable to notes you have converted and

  •
  the shares you will receive in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day to reflect the relevant distribution or transaction.

        To the extent that we have a rights plan in effect upon conversion of the notes (i.e., a poison pill), you will receive, in addition to any common stock received in connection with such conversion, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the common stock, in which case the conversion price will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        In the event of:

  •
  any reclassification of our common stock;

  •
  a consolidation, merger or binding share exchange involving Cephalon; or

  •
  a sale, assignment, conveyance, transfer, lease or other disposition to another person of our property and assets as an entirety or substantially as an entirety,

in each case, in which holders of our outstanding common stock are entitled to receive cash, securities or other property for their shares of our common stock ("reference property"), you will be entitled thereafter to convert your notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction; provided that, at and after the effective time of any such transaction, any amount otherwise payable in cash upon conversion of the notes will continue to be payable as described under the provision under "—Settlement upon Conversion." If the notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on our website).

        For purposes of the foregoing, the type and amount of consideration that holders of our common stock are entitled to in the case of reclassifications, consolidations, mergers, combinations, binding share exchanges, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration because the holders of our common stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify the trustee and holders of the weighted average as soon as practicable after such determination is made.

        We are permitted to reduce the conversion price of the notes by any amount for a period of at least 20 business days so long as the reduction is irrevocable during the period and our board of directors determines that such reduction would be in our best interest. We must give at least 15 days' prior notice of any such reduction in the conversion price. We may also (but are not required to) reduce the conversion price to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. We will not take any action that would result in adjustment of the conversion price, pursuant to the provisions described above, in such a manner as to result in the reduction of the conversion price to less than the par value per share of our common stock.

        You may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion price, see "United States Federal Income Tax Considerations" elsewhere in this prospectus supplement.

        The conversion price will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. Notwithstanding anything in this section "—Conversion Price Adjustments" to the contrary, we will not be required to adjust the conversion price unless the adjustment would result in a change of at least 1% of the conversion price. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of notes, (ii) upon any required purchases of the notes in connection with a fundamental change, and (iii) on each of the 27 scheduled trading days immediately preceding the maturity date.

        Except as described in this section or in "—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event," we will not adjust the conversion price. No adjustment to the conversion price need be made for a given transaction if holders of the notes will participate in that transaction without conversion of the notes.

        We will not take any action that would result in an adjustment pursuant to the provisions described in this subsection without complying with NASDAQ Market Rule 4350 (which requires stockholder approval of certain issuances of stock), or any similar rule of any other stock exchange on which our common stock may be listed, if applicable.

        If we adjust the conversion price pursuant to the above provisions, we will deliver to the conversion agent a certificate setting forth the conversion price, detailing the calculation of the conversion price and describing the facts upon which the adjustment is based. In addition, we will issue a press release containing the relevant information (and make the press release available on our website).

  Exchange in Lieu of Conversion

        When a holder surrenders its notes for conversion, we may, at our election (an "exchange election"), direct the conversion agent to surrender, on or prior to the second business day following the conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to timely deliver, in exchange for such notes, the conversion obligation that would otherwise be due. If we make an exchange election, we will, by the close of business on the second business day following the relevant conversion date, notify the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution of the method of settlement we have elected with respect to such conversion and the relevant deadline for delivery of the conversion obligation. Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related conversion obligation on or prior to the settlement date, or if such designated financial institution does not accept the notes for exchange, we will deliver the relevant conversion obligation as if we had not made an exchange election. Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes.

  Conversion Procedures

        Holders may convert their notes only in denominations of $1,000 principal amount and integral multiples thereof. Delivery of our common stock and cash upon conversion in accordance with the terms of the notes will be deemed to satisfy our obligation to pay the principal amount of the notes.

        The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent through the facilities of DTC and compliance with DTC's then applicable conversion procedures or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. A holder delivering a note for conversion will be required to pay any taxes or duties payable in respect of the issue or delivery of our common stock upon conversion in a name other than that of the holder.

        We will not issue fractional shares of common stock upon conversion of notes.

        If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your purchase notice prior to the fundamental change purchase date, as described below under "—Purchase of Notes at Your Option upon a Fundamental Change." If your notes are submitted for purchase upon a fundamental change, your right to withdraw your purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m. (New York City time) on the business day before such purchase date.

Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event

        If you elect to convert your notes at any time from, and including, the effective date of a make whole adjustment event (as defined below) to, and including, the second scheduled trading day immediately preceding the related purchase date, or if a make whole adjustment event does not also constitute a fundamental change as described below under "—Purchase of Notes at Your Option upon a Fundamental Change," the 35th scheduled trading day immediately following the effective date of such make whole adjustment event (such period, the "make whole adjustment event period"), the conversion rate will be increased by an additional number of shares of common stock (these shares being referred to as the "additional shares") as described below. We will notify holders, the trustee and the conversion agent of the anticipated effective date of such make whole adjustment event and issue a press release as soon as practicable after we first determine the anticipated effective date of such make whole adjustment event (and make the press release available on our website). We will use our commercially reasonable efforts to give notice to holders of the anticipated effective date for a fundamental change not more than 70 scheduled trading days nor less than 35 scheduled trading days prior to the anticipated effective date.

        A "make whole adjustment event" is (i) any "change in control" below under "—Purchase of Notes at Your Option Upon a Fundamental Change" and (ii) any "termination of trading" as defined below under "—Purchase of Notes at Your Option Upon a Fundamental Change." An acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition otherwise constituting a change in control will not constitute a make whole adjustment event if at least 90% of the consideration paid for our common stock in that transaction, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, consists of shares of common stock traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.

        The number of additional shares by which the conversion rate will be increased for conversions in connection with a make whole adjustment event will be determined by reference to the table below, based on the date on which the make whole adjustment event occurs or becomes effective, which we refer to as the "effective date", and (1) the price paid or deemed paid per share of our common stock in the change in control in the case of a make whole adjustment event described in the second clause of the definition of change in control, in the event that our common stock is acquired for cash, or (2) the average of the closing sale prices of our common stock over the 5 trading-day period ending on, and including, the trading day immediately preceding the effective date of such other make whole adjustment event, in the case of any other make whole adjustment event. We refer to the amount determined under the first or second clause of the preceding sentence, as applicable, as the "stock price."

        The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion price of the notes is adjusted as described under "—Conversion of Notes—Conversion Price Adjustments." The stock prices in the table will be adjusted by the same adjustment factor applied to the conversion price as described under—Conversion of Notes "—Conversion Price Adjustments" above and the number of additional shares will be adjusted by the inverse of that adjustment factor.

        The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes based on hypothetical stock prices and effective dates:

	Stock Price
Effective Date	$60.00	$61.00	$62.00	$63.00	$65.00	$70.00	$75.00	$80.00	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00	$250.00
May 27, 2009	2.1700	2.0931	2.0147	1.9404	1.8019	1.5086	1.2749	1.0864	0.8055	0.6108	0.3256	0.1807	0.0991	0.0507	0.0000
May 1, 2010	2.1700	2.1700	2.0835	2.0000	1.8459	1.5215	1.2670	1.0646	0.7695	0.5710	0.2928	0.1582	0.0848	0.0420	0.0000
May 1, 2011	2.1700	2.1700	2.1468	2.0508	1.8738	1.5070	1.2245	1.0051	0.6956	0.4973	0.2385	0.1238	0.0641	0.0300	0.0000
May 1, 2012	2.1700	2.1700	2.1589	2.0460	1.8393	1.4180	1.1035	0.8674	0.5532	0.3684	0.1576	0.0780	0.0389	0.0166	0.0000
May 1, 2013	2.1700	2.0966	1.9527	1.8182	1.5754	1.0985	0.7658	0.5361	0.2714	0.1483	0.0514	0.0263	0.0131	0.0042	0.0000
May 1, 2014	2.1700	1.8974	1.6331	1.3771	0.8888	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The stock prices and additional share amounts set forth above are based upon a common stock closing sale price of $63.07 on May 20, 2009 and an initial conversion price of $69.00.

        Notwithstanding anything in the indenture to the contrary, we may not increase the conversion rate to more than 16.66 shares per $1,000 principal amount of notes pursuant to the events described in this section, though we will adjust such number of shares for the same events for which we must adjust the conversion rate as described under "—Conversion of Notes—Conversion Price Adjustments" above, by the adjustment factor applied to the conversion rate under that section.

        The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

  •
  between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  in excess of $250.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

  •
  less than $60.00 per share (subject to adjustment), no additional shares will be issued upon conversion.

        Because we cannot calculate and deliver the additional conversion consideration due as a result of an increase in the conversion rate resulting from a given make whole adjustment event until after the effective date of that make whole adjustment event has occurred, we will not deliver such additional conversion consideration until after the effective date of the make whole adjustment event it relates to even if the settlement date in respect of other conversion consideration occurs earlier. As a result, you may receive conversion consideration in two payments rather than one. We will deliver the portion of the conversion consideration that is payable on account of the increase in the conversion rate as soon as practicable, but in no event after the third business day after the later of:

  •
  the date the holder surrenders the note for conversion;

  •
  the last trading day in the applicable conversion period; and

  •
  the effective date of the make whole adjustment event.

Subordination of the Notes

        The payment of the principal of any cash portion of the conversion obligation in respect of, and any interest amount on, the notes is subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all existing and future senior indebtedness. The notes will rank pari passu in right of payment to all of our other senior subordinated indebtedness, including our 2.00% Convertible Senior Subordinated Notes due June 1, 2015 and senior in right of payment to all of our subordinated indebtedness, including our Zero Coupon Convertible Subordinated Notes due June 2033.

        If we dissolve, wind-up, liquidate or reorganize, or if we are the subject of any bankruptcy, insolvency, receivership or similar proceedings, we will pay the holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness (whether outstanding on the date of the indenture or thereafter incurred) before we pay the holders of the notes. If the notes are accelerated because of an event of default under the indenture, we must pay the holders of senior indebtedness in full all amounts due and owing thereunder before we pay the holders of the notes. The indenture will require that we must promptly notify holders of senior indebtedness if payment of the notes is accelerated because of an event of default under the indenture.

        We may not make any payment on the notes or purchase or otherwise acquire the notes (except in the event of a satisfaction and discharge of the indenture, payment by the trustee of monies held in trust by it to be applied to payment to holders of the notes) if:

  •
  a default in the payment of any senior indebtedness occurs and is continuing beyond any applicable period of grace set forth in the agreement, indenture or other document governing such senior indebtedness, or

  •
  any other default on designated senior indebtedness occurs and is continuing that permits holders of such designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice from us or other person permitted to give such notice under the indenture (including the holders of such designated senior indebtedness or their agent or representative).

        We are required to resume payments on the notes:

  •
  in case of a payment default of senior indebtedness, upon the date on which such default is cured or waived or ceases to exist, and

  •
  in case of a nonpayment default of designated senior indebtedness, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the payment blockage notice is received (unless the maturity of such designated senior indebtedness has been accelerated).

        No new period of payment blockage may be commenced for a default unless and until:

  •
  at least 365 days have elapsed since our receipt of the prior payment blockage notice, and

  •
  all scheduled payments on the notes that have come due have been paid in full in cash.

        No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for a subsequent payment blockage notice, unless such default shall have been cured or waived for a period of not less than 180 days.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. These subordination provisions will not prevent the occurrence of any event of default under the indenture. The subordination provisions cannot be amended without the written consent of holders of our senior indebtedness.

        The notes are exclusively the obligation of Cephalon, Inc. However, a portion of our operations is or in the future may be conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, may depend upon the earnings of our subsidiaries. In addition, we would be dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries will also be contingent upon our subsidiaries' earnings and could be subject to contractual or statutory restrictions. Furthermore, our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the consequent right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

        As of March 31, 2009, we had approximately $5.5 million of senior indebtedness outstanding, $820.0 million of pari passu senior subordinated indebtedness outstanding and $199.9 million of subordinated indebtedness outstanding. Neither we nor our subsidiaries are limited from incurring senior indebtedness or additional debt under the indenture. If we incur additional debt, our ability to pay our obligations on the notes could be affected. We expect from time to time to incur additional indebtedness and other liabilities.

        If either the trustee or any holder of notes receives any payment or distribution of our assets in contravention of these subordination provisions before all senior indebtedness is paid in full, whether in cash, property or securities and including without limitation by way of set-off, at a time when the payment is prohibited by the subordination provisions of the indenture, then the recipient will hold such payment or distribution in trust for the benefit of holders of senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid.

        For purposes of these provisions:

  •
  "designated senior indebtedness" means any senior indebtedness in which the instrument creating or evidencing the indebtedness, or any related agreements or documents to which we are a party, expressly provides that such indebtedness is "designated senior indebtedness" for purposes of the indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the senior indebtedness to exercise the rights of designated senior indebtedness).

  •
  "indebtedness" means:

  (1)
  all of our indebtedness, obligations and other liabilities, contingent or otherwise,

  (A)
  for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or

  (B)
  evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of Cephalon or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

  (2)
  all of our reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

  (3)
  all of our obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

  (4)
  all of our obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including our obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an greed upon residual value of the leased property to the lessor;

  (5)
  all of our obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

  (6)
  all of our direct or indirect guaranties or similar agreements by us in respect of, and all of our obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (1) through (5); and

    (7)
    any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (1) through (6);

  •
  "senior indebtedness" means the principal of, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of Cephalon, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Cephalon, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

  (1)
  indebtedness that expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis or junior to the notes;

  (2)
  any indebtedness to any of our majority-owned subsidiaries, other than indebtedness to our subsidiaries arising by reason of guarantees by us of indebtedness of such subsidiary to a person that is not our subsidiary; and

  (3)
  indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business;

  •
  "senior subordinated indebtedness" means, with respect to us, the notes and any other indebtedness of ours that specifically provides that such indebtedness is to have the same rank as the notes in right of payment and is not subordinated by its terms in right of payment to any indebtedness of other obligations of ours that is not senior indebtedness; and

  •
  "subordinated indebtedness" means, with respect to us, any indebtedness of ours that specifically provides that such indebtedness is subordinated to the notes.

Purchase of Notes at Your Option upon a Fundamental Change

        If a fundamental change occurs, you will have the option to require us to purchase for cash all or any part of your notes that is equal to $1,000, or an integral multiple of $1,000, on the day of our choosing that is not less than 20 or more than 30 business days after the occurrence of such fundamental change (such day, the "fundamental change purchase date") at a purchase price (the "fundamental change purchase price") equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the notes as of the preceding record date and the price we are required to pay to the holder surrendering the note for repurchase will be equal to 100% of the principal amount of notes subject to repurchase and will not include any accrued and unpaid interest). Any notes purchased by us will be paid for in cash.

        We will mail to the trustee and to each holder a written notice of the fundamental change within 10 business days after the occurrence of such fundamental change, and issue a press release announcing the occurrence of such fundamental change (and make the press release available on our website). This notice shall state certain specified information, including:

  •
  the events causing the fundamental change;

  •
  the effective date of the fundamental change, and whether the fundamental change is a make whole adjustment event, in which case the effective date of the make whole adjustment event;

  •
  information about the holders' right to convert the notes;

  •
  information about the holders' right to require us to purchase the notes;

  •
  the last date on which a holder may exercise the purchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  the conversion price and any adjustments to the conversion price;

  •
  the procedures required for exercise of the purchase option upon the fundamental change; and

  •
  the name and address of the paying and conversion agents.

        You must deliver written notice of your exercise of this purchase right to the paying agent during the period between the fundamental change notice and the close of business on the second scheduled trading day immediately preceding the fundamental change purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time until the close of business on the second scheduled trading day prior to the fundamental change purchase date. If the notes are not in certificated form, the notice given by each holder (and any withdrawal notice) must comply with applicable DTC procedures.

        "Fundamental change" means the occurrence of a change in control or a termination of trading.

        A "change in control" will be deemed to have occurred if any of the following occurs after the time the notes are originally issued:

  (1)
  any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

  (2)
  we consolidate with, enter into a binding share exchange with, or merge with or into, another person or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event, other than any transaction:

  (a)
  pursuant to which the persons that "beneficially owned," directly or indirectly, the shares of our voting stock immediately prior to such transaction "beneficially own," directly or indirectly, shares of our voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person and such holders' proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction; or

    (b)
    which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving person;

  (3)
  the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of Cephalon (whether or not otherwise in compliance with the indenture).

However, notwithstanding the foregoing, holders of the notes will not have the right to require us to purchase any notes under clause (1) or (2) of the definition of "change of control" above, and we will not be required to deliver the fundamental change notice incidental thereto as a result of any acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition if at least 90% of the consideration paid for our common stock in that transaction, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, consists of shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.

        A "termination of trading" means that our common stock or other securities into which the notes are convertible are not approved for listing on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make whole adjustment event period and any related fundamental change purchase date, references to us in the definitions of "fundamental change," "change of control" and " termination of trading" above will apply to such other entity instead.

        For purposes of this change in control definition:

  •
  "person" or "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

  •
  a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of our voting stock will be deemed to include, in addition to all outstanding shares of our voting stock and unissued shares deemed to be held by the "person" or "group" or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

  •
  "beneficially own" and "beneficially owned" have meanings correlative to that of beneficial owner;

  •
  "unissued shares" means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

  •
  "voting stock" means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

        The term "all or substantially all" as used in the definition of change in control in respect of the sale, lease or transfer of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise, established definition of this phrase under applicable law. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of "all or substantially all" of our assets.

        We will be required to purchase the notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date. You will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of your notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon book-entry transfer or delivery of the notes).

        In connection with any purchase of notes in the event of a fundamental change, we will in accordance with the indenture:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

  •
  file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes upon a fundamental change.

        No notes may be purchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the purchase date for such fundamental change.

        This fundamental change purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. However, the fundamental change purchase feature is a standard term contained in other similar convertible debt offerings.

        We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including senior indebtedness, outstanding, or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

        If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price for the notes tendered by holders. Our existing credit facility contains, and any future credit agreements or other agreements relating to our indebtedness may contain, provisions prohibiting purchase of the notes under some circumstances or expressly prohibiting our purchase of the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or attempt to refinance this debt. If we do not obtain any required consent, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, which could constitute an event of default under our senior indebtedness then outstanding, if any, and might constitute a default under the terms of our other indebtedness then outstanding, if any.

Events of Default

        Each of the following will constitute an event of default under the indenture:

  (1)
  we fail to pay the principal of any note when due;

  (2)
  we fail to pay the cash and deliver the shares of common stock owing upon conversion of any note (including any additional shares) within the time period required by the indenture;

  (3)
  we fail to pay any interest amounts on any note when due if such failure continues for 30 days;

  (4)
  we fail to perform any other covenant required of us in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) through (3) above) if such failure continues for 60 days after notice is given in accordance with the indenture;

  (5)
  we fail to pay the purchase price of any note when due;

  (6)
  we fail to provide timely notice of a fundamental change in accordance with the terms of the indenture;

  (7)
  any indebtedness for money borrowed by, or any other payment obligation of, us or any of our subsidiaries that is a "significant subsidiary" (or any group of subsidiaries that, taken together, would constitute a "significant subsidiary") as defined in Regulation S-X under the Securities Act, in an outstanding principal amount, individually or in the aggregate, in excess of $10 million is not paid at final maturity (or when otherwise due) or is accelerated, and such indebtedness is not discharged (or such default in payment or acceleration is not cured or rescinded) within 30 days after written notice as provided in the indenture;

  (8)
  we fail or any of our subsidiaries that is a "significant subsidiary" (or any group of subsidiaries that, taken together, would constitute a "significant subsidiary") as defined in Regulation S-X under the Securities Act fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $10 million, if the judgments are not paid, discharged or stayed within 30 days; and

  (9)
  certain events of bankruptcy, insolvency or reorganization of us or any of our subsidiaries that is a "significant subsidiary" (or any group of subsidiaries that, taken together, would constitute a "significant subsidiary") as defined in Regulation S-X under the Securities Act.

        If an event of default, other than an event of default described in clause (9) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. If an event of default described in clause (9) above occurs with respect to us, the principal amount of the notes will automatically become immediately due and payable.

        After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.

        Notwithstanding the foregoing, if we so elect, the sole remedy under the indenture for an event of default relating to the failure to comply with our reporting obligations to the trustee and the SEC, as described under "—Reports" below, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will, for the 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the aggregate principal amount of the notes to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the event of default relating to the reporting obligations is cured or waived). Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. In no event shall additional interest accrue under the terms of the indenture at an annual rate in excess of 0.50%, in the aggregate, for any violation or default caused by or our failure to be current in respect of our Exchange Act reporting obligations. If the event of default is continuing on the 181st day after an event of default relating to a failure to comply with the reporting obligations described above first occurs, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other events of default. References to interest on the notes in this prospectus supplement are, except as otherwise required by the context, intended to refer to any additional interest as well as to regular interest.

        In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of notes and the trustee and paying agent of such election on or before the close of business on the fifth business day after the date on which such event of default otherwise would occur. Upon our failure to timely give such notice or pay additional interest, the notes will be immediately subject to acceleration as provided above.

        Except as otherwise expressly provided in the indenture, in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

        No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

        However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest amounts on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

        Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

  •
  we fail to pay the principal of or any interest amounts on any note when due;

  •
  we fail to pay the cash and deliver the shares of common stock owing upon conversion of any note (including additional shares, if any) within the time period required by the indenture; or

  •
  we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

        The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and Waiver

        We and the trustee may amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:

  •
  change the stated maturity of the principal of, or any interest amounts on, the notes;

  •
  reduce the principal amount of or interest amounts on the notes;

  •
  reduce the amount of principal payable upon acceleration of the maturity of the notes;

  •
  change the currency of payment of principal of or interest amounts on the notes or change any note's place of payment;

  •
  impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes;

  •
  modify the provisions with respect to the purchase rights of the holders as described above under "—Purchase of Notes at Your Option upon a Fundamental Change" in a manner adverse to holders of notes;

  •
  change the ranking of the notes;

  •
  adversely affect the right of holders to convert notes; or

  •
  modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes.

        We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the holders of the notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any holder. Any amendment or supplement made solely to conform the provisions of the indenture and notes to the description of the indenture and the notes contained herein will be deemed not to adversely affect the rights of any holder.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Consolidation, Merger and Sale of Assets

        We may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or sell, assign, convey, transfer, lease or otherwise dispose of our properties and assets substantially as an entirety to any successor person, unless:

  •
  the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  other conditions specified in the indenture are met.

        Upon any such consolidation, merger or transfer, the resulting, surviving or transferee corporation (if not us) shall succeed to, and may exercise every right and power of, Cephalon under the indenture.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a change of control (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.

Satisfaction and Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or depositing with the trustee or a paying agent or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, any fundamental change purchase date or upon conversion or otherwise, cash or cash and shares of our common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Transfer and Exchange

        A holder may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but any tax or similar governmental charge required by law or permitted by the indenture because a holder requests any shares to be issued in a name other than such holder's name will be paid by such holder. We are not required to transfer or exchange any note surrendered for repurchase or conversion except for any portion of that note not being repurchased or converted, as the case may be.

        We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

  •
  vary or terminate the appointment of the security registrar, paying agent or conversion agent;

  •
  appoint additional paying agents or conversion agents; or

  •
  approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Payment and Paying Agents

        Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the indenture. In the case of certificated notes, payments will be made in U.S. dollars at the office of the trustee or, at our option, by check mailed to the holder's registered address (or, if requested by a holder of more than $1,000,000 principal amount of notes, by wire transfer to the account designated by such holder). We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.

        The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Purchase and Cancellation

        All notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any notes held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of holders of the notes.

Reports

        So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and the holders of the notes within 15 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports will be required to be furnished to the trustee. Documents filed by us with the SEC via the EDGAR system will be deemed furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR.

Replacement of Notes

        We will replace mutilated, destroyed, stolen or lost notes at your expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Calculations in Respect of the Notes

        We will be responsible for making many of the calculations called for under the indenture and the notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock, adjustments to the conversion rate, accrued interest payable on the notes and the applicable conversion price and conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the trustee on our behalf (and we will make any notice we are required to give to holders available on our website).

Governing Law

        Each of the indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        U.S. Bank National Association has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and our affiliates with the same rights as if it were not trustee. Under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflict or resign.

        The holders of a majority in principal amount of all outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form

        We will initially issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive, fully registered, certificated form, referred to as "certificated securities," will be issued only in certain limited circumstances described below.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC, referred to as "participants," and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the "indirect participants," that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

  Book-Entry Procedures for the Global Notes

        We expect that, pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal of, and any interest amounts on, the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, or any interest amounts on, the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

        In connection with the offering of the notes, we have entered into a convertible note hedge transaction (the "convertible note hedge") with Deutsche Bank AG, an affiliate of the representative of the underwriters (the "hedge counterparty"). The convertible note hedge will cover, subject to customary anti-dilution adjustments, approximately 6.3 million shares of common stock, assuming the underwriters do not exercise their over-allotment option to purchase additional notes. We also have entered into a warrant transaction with the hedge counterparty whereby we will sell to the hedge counterparty warrants to acquire on a net-share settlement basis, subject to customary anti-dilution adjustments, the economic equivalent of approximately 6.3 million shares of common stock (the "sold warrant transaction"), assuming the underwriters do not exercise their over-allotment option to purchase additional notes. If the underwriters exercise their option to purchase additional notes, we expect to increase the number of shares of common stock underlying the convertible note hedge and the sold warrant transaction and expect to use a portion of the net proceeds from the sale of the additional notes to pay the net cost of such increase.

        The convertible note hedge is expected to reduce the potential dilution with respect to our common stock upon conversion of the notes in the event that the market value per share of our common stock, as measured under the convertible note hedge, at the time of exercise is greater than the strike price of the convertible note hedge, which corresponds to the initial conversion price of the notes and is similarly subject to customary anti-dilution adjustments. If, however, the volume-weighted price per share of our common stock exceeds the strike price of the sold warrant when it expires, there would be additional dilution from the issuance of common stock pursuant to the warrant.

        The convertible note hedge and sold warrant transaction are separate transactions (in each case entered into by us with the hedge counterparty), are not part of the terms of the notes and will not affect the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge or the sold warrant transaction. For a discussion of the impact of any market or other activity by the hedge counterparty (or its affiliates) in connection with the convertible note hedge and sold warrant transaction, see "Risk Factors—Risks Relating to this Offering—The convertible note hedge and warrant transactions may affect the value of the notes and the trading price of our common stock."

DESCRIPTION OF COMMON STOCK

        Our restated certificate of incorporation authorizes 400,000,000 shares of common stock, $0.01 par value per share. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors. Holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. Shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the anticipated U.S. federal income tax considerations relating to the purchase, ownership and conversion or other disposition of the notes and the ownership and disposition of any common stock received upon a conversion of the notes. This summary addresses only the U.S. federal income tax considerations relevant to holders of the notes that purchase the notes on original issuance at the price indicated on the cover of this prospectus supplement and that hold the notes as capital assets and to such holders that own and dispose of any common stock received upon a conversion of the notes.

        This description does not address tax considerations applicable to holders that may be subject to certain special U.S. federal income tax rules, such as:

  •
  financial institutions,

  •
  insurance companies,

  •
  real estate investment trusts,

  •
  regulated investment companies,

  •
  grantor trusts,

  •
  dealers or traders in securities or currencies or notional principal contracts,

  •
  tax-exempt entities,

  •
  certain former citizens or residents of the United States,

  •
  persons that received shares as compensation for the performance of services or pursuant to the exercise of options or warrants,

  •
  persons that will hold shares as part of a "hedging" or "conversion" transaction or as a position in a "straddle" or as part of "synthetic security" or other integrated transaction for U.S. federal income tax purposes, or

  •
  U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar.

        Holders of the notes who are in any of the above categories should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the purchase, ownership, and disposition of the notes, and the ownership and disposition of any common stock received upon a conversion of the notes, as the U.S. federal income tax consequences for persons in the above categories relating to the purchase, ownership, and disposition of the notes and to the ownership and disposition of any common stock received upon a conversion of the notes may be significantly different than as described below. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any U.S. state or local tax consequences, of the purchase, ownership and disposition of the notes, or of the ownership and disposition of any common stock received upon a conversion of the notes.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that acquires, holds, or disposes of the notes, or that owns or disposes of any common stock received upon a conversion of the notes.

        This summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes and the ownership and disposition of any common stock received upon a conversion of the notes. Prospective purchasers of the notes should consult their own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of purchasing, owning or disposing of the notes and owning and disposing of any common stock received upon a conversion of the notes.

        This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the "IRS") or U.S. courts will agree with the tax consequences described in this summary.

U.S. Holders

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of the notes (or of common stock received upon a conversion of the notes) that, for U.S. federal income tax purposes, is:

  •
  a citizen or individual resident of the United States,

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof (including the District of Columbia),

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if such trust was in existence on August 20, 1996 and validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

     Interest income

        Payments of interest on the notes generally will be taxable to a U.S. Holder as ordinary interest income (in accordance with the U.S. Holder's regular method of tax accounting) at the time such payments are accrued or received. See "—Make whole premium," below, for a discussion regarding the treatment of possible additional payments on the notes.

     Make whole premium

        Upon the occurrence of a fundamental change we may be required to pay additional shares (or consideration of the same form into which our common stock has been converted in connection with such fundamental change) as a make whole premium. See "Description of the Notes—Conversion of Notes—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event."

        The following discussion assumes that the notes are not treated as contingent payment debt instruments due to the possibility of the payment of a make whole premium. Consistent with that assumption, we intend to take the position that the make whole premium should be taxable to a U.S. Holder when received or accrued in accordance with such U.S. Holder's method of accounting. This position is based in part on the assumption that the possibility that we will have to pay a make whole premium is a "remote" or "incidental" contingency within the meaning of applicable Treasury regulations. Our determination that such possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose that you are taking a different position to the IRS on your tax return for the year during which you acquire the note. However, the IRS may take a contrary position from that described above, which could affect the timing and character of your income from the notes and our deduction with respect to the make whole premium. For instance, a U.S. Holder may be required to accrue interest income based upon a "comparable yield," regardless of the U.S. Holder's method of accounting. Such yield would generally be higher than the stated coupon on the notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the notes (including any gain realized on the conversion of a note) may be recharacterized as ordinary income.

        A U.S. Holder should consult its tax advisor concerning the consequences of the notes being treated as contingent payment debt instruments and the appropriate tax treatment of the make whole premium.

     Sale or other taxable disposition of the notes

        Upon a sale or other taxable disposition of notes, including a purchase of notes by us at the option of holders upon a fundamental change (collectively, a "disposition"), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other taxable disposition, other than amounts attributable to accrued but unpaid interest on the notes (which will be treated as a payment of interest), and the U.S. Holder's tax basis in such notes. A U.S. Holder's tax basis in a note generally will be equal to the cost of the note to such U.S. Holder. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder's holding period for the notes is more than one year at the time of disposition and will be short-term capital gain or loss if the holding period is one year or less. Presently, for non-corporate U.S. Holders, long-term capital gains generally will be subject to reduced rates of taxation. The utilization of capital losses is subject to certain limitations.

     Exchange in Lieu of Conversion

        If a U.S. Holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated financial institution accepts the notes and delivers the conversion consideration for the notes, the holder will be taxed on the transfer as a sale or exchange of the notes, as described above under "—Sale or other taxable disposition of the notes." In such case, a U.S. Holder's tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the holder's holding period in the shares of common stock received will begin the day after the date of the exchange.

     Conversion of notes into a combination of our common stock and cash

        The U.S. federal income tax treatment of a U.S. Holder's conversion of the notes into our common stock and cash is uncertain because of, among other things, the term of the notes. U.S. Holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange or as a recapitalization, as discussed below. It is our intention to treat a conversion of the notes as a recapitalization for U.S. federal income tax purposes.

        Possible treatment as a recapitalization.    The Company intends to treat the conversion of a note into common stock and cash in its entirety as a recapitalization for U.S. federal income tax purposes. Under such treatment a U.S. Holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Such tax treatment may be less favorable to a U.S. Holder than if the conversion were treated as part conversion and part redemption, as described below. If the conversion constitutes a recapitalization, a U.S. Holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of

          (A)  the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange (other than any cash or common stock attributable to accrued interest) over

          (B)   the U.S. Holder's tax basis in the notes, and

(ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares or cash attributable to accrued interest, which will be treated in the manner described below). Under this treatment the U.S. Holder would have an aggregate tax basis in the common stock received in the conversion equal to the aggregate tax basis of the notes converted (excluding the portion of the tax basis that is allocable to any fractional share), decreased by the aggregate amount of cash (other than cash in lieu of fractional shares and cash attributable to accrued interest) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares). The holding period for such common stock received by the U.S. Holder would include the period during which the U.S. Holder held the notes except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt. Gain recognized will be long-term capital gain if the U.S. Holder has held the notes for more than one year. Presently, in the case of certain non-corporate U.S. Holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation.

        Possible treatment as part conversion and part redemption.    Although it is not the intention of the Company to treat it as such, the conversion of a note into our common stock and cash may be treated for U.S. federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the notes. In that event, a U.S. Holder would not recognize any income, gain or loss with respect to the portion of the notes considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock or any common stock attributable to accrued interest (which will be treated in the manner described below). A U.S. Holder's tax basis in the stock received upon conversion generally would be equal to the portion of its tax basis in a note allocable to the portion of the note deemed converted (excluding the portion of the tax basis that is allocable to any fractional share). A U.S. Holder's holding period for such common stock generally would include the period during which the U.S. Holder held the note.

        With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the note, a U.S. Holder generally would recognize gain or loss equal to the difference between the amount of cash received (other than amounts attributable to accrued interest) and the U.S. Holder's tax basis allocable to such portion of the note. Gain or loss recognized will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Presently, in the case of certain non-corporate U.S. Holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

        Although the law on this point is not entirely clear, a holder may allocate its tax basis in a note between the portion of the note that is deemed to have been converted and the portion of the note that is deemed to have been redeemed based on the relative fair market value of common stock and the amount of cash received upon conversion. In light of the uncertainty in the law, holders are urged to consult their own tax advisors regarding such basis allocation.

        Treatment of cash in lieu of a fractional share.    If a U.S. Holder receives cash in lieu of a fractional share of common stock, such U.S. Holder would be treated as if the fractional share had been issued and then redeemed for cash. Accordingly, a U.S. Holder generally will recognize capital gain or loss with respect to the receipt of cash in lieu of a fractional share measured by the difference between the cash received for the fractional share and the portion of the U.S. Holder's tax basis in the notes that is allocated to the fractional share.

        Treatment of amounts attributable to accrued interest.    Any cash and the value of any common stock received that is attributable to accrued interest on the notes not yet included in income would be taxed as ordinary interest income. The basis in any shares of common stock attributable to accrued interest would equal the fair market value of such shares when received. The holding period for any shares of common stock attributable to accrued interest would begin the day after the date of receipt.

        U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of notes into a combination of cash and common stock.

     Constructive dividends

        The conversion rate of the notes will be adjusted in certain circumstances. See "Description of the Notes—Conversion of Notes—Conversion Price Adjustments" and "Description of the Notes—Conversion of Notes—Adjustment to Shares Delivered upon a Make Whole Adjustment Event." Under section 305(c) of the Code, adjustments (or the absence of adjustments) that have the effect of increasing a holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution. Accordingly, if at any time we make a distribution of cash or property to our shareholders that would be taxable to the shareholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes is increased, such increase may be deemed to be the payment of a taxable dividend to U.S. Holders of the notes. For example, an increase in the conversion rate in the event of our distribution of our debt instruments or our assets generally will result in deemed dividend treatment to U.S. Holders of the notes, but an increase in the event of stock dividends or the distribution of rights to subscribe for our common stock generally will not. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of our stock, however, will generally not be considered to result in a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain in accordance with the rules described in the following paragraph. However, it is unclear whether such deemed distribution would be eligible for the reduced tax rate presently applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. Holders are urged to consult their tax advisors concerning the tax treatment of such constructive dividends.

     Dividends on common stock

        If we make distributions with respect to our common stock received upon conversion of a note, the distributions generally will be treated as dividends to a U.S. Holder of our common stock to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder's adjusted tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Eligible dividends received by a non-corporate U.S. Holder in tax years beginning on or before December 31, 2010, will be subject to tax at the special reduced rate generally applicable to long-term capital gain. A U.S. Holder generally will be eligible for this reduced rate only if the U.S. Holder has held our common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Corporate U.S. Holders generally will be entitled to claim the dividends received deduction with respect to dividends paid on our common stock, subject to applicable restrictions.

     Sale or other taxable disposition of common stock

        Upon the sale or other taxable disposition of our common stock received upon conversion of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon the sale or other disposition and (ii) the U.S. Holder's adjusted tax basis in our common stock. That capital gain or loss will be long-term if the U.S. Holder's holding period in respect of such common stock is more than one year. For non-corporate U.S. Holders, long term capital gain is generally eligible for reduced rates of taxation. The deductibility of capital loss is subject to limitations.

     Backup withholding tax and information reporting requirements

        Unless a holder of the notes, or of common stock received upon a conversion of the notes, is a corporation or other exempt recipient, payments of interest or dividends made by us on, or the proceeds from the sale or other disposition of, the notes or shares of common stock that are made within the United States or through certain United States-related financial intermediaries may be subject to information reporting. Such payments may also be subject to U.S. federal backup withholding tax, currently at a rate of twenty-eight percent (28%), if the holder of the notes or of the common stock fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a holder of the notes or of common stock under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

        A "Non-U.S. Holder" means a beneficial owner of the notes (or of common stock received upon a conversion of the notes) that is neither a U.S. Holder nor a partnership.

     Notes

        All payments of stated interest and principal on the notes made to a Non-U.S. Holder, including a payment in our common stock pursuant to a conversion, will be exempt from U.S. federal income and withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving certain types of interest, (iv) the beneficial owner of the notes certifies, under penalties of perjury, to us or our paying agent on Internal Revenue Service Form W-8BEN (or appropriate substitute form) that it is not a U.S. person and provides its name, address and certain other required information or certain other certification requirements are satisfied, and (v) such payments and gain are not effectively connected with such Non-U.S. Holder's conduct of a trade or business in the U.S.

        If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest (including amounts received upon conversion treated as interest) will be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed (i) Internal Revenue Service Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) Internal Revenue Service Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the U.S.

        If a Non-U.S. Holder of a note were deemed to have received a constructive dividend (see "—U.S. Holders—Constructive dividends" above), the Non-U.S. Holder generally would be subject to U.S. withholding tax at a 30% rate on the amount of such dividend, subject to reduction (i) by an applicable treaty if the Non-U.S. Holder provides an Internal Revenue Service Form W-8BEN (or appropriate substitute form) certifying that it is entitled to such treaty benefits or (ii) upon the receipt by us or our paying agent of an Internal Revenue Service Form W-8ECI (or appropriate substitute form) from a Non-U.S. Holder claiming that the constructive dividend on the notes is effectively connected with the conduct of a U.S. trade or business. In the case of any constructive dividend, it is possible that U.S. federal withholding tax attributable to the constructive dividend would be withheld from interest, shares of common stock or sales proceeds subsequently paid or credited to the Non-U.S. Holder.

     Common stock

        Dividends paid to a Non-U.S. Holder of common stock generally will be subject to withholding tax at a 30% rate, subject to reduction (i) by an applicable treaty if the Non-U.S. Holder provides an Internal Revenue Service Form W-8BEN (or appropriate substitute form) certifying that it is entitled to such treaty benefits or (ii) upon the receipt by us or our paying agent of an Internal Revenue Service Form W-8ECI (or appropriate substitute form) from a Non-U.S. Holder claiming that the payments are effectively connected with the conduct of a U.S. trade or business.

     Sale, exchange, redemption, conversion or other disposition of notes or common stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption, conversion or other disposition of notes or of the common stock received upon a conversion of notes unless (i) the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, (ii) in the case of a Non-

U.S. Holder who is a nonresident alien individual, the individual is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (iii) we will have been a U.S. real property holding corporation at any time within the shorter of the five-year period preceding such sale or exchange and the Non-U.S. Holder's holding period in the common stock. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

     Income effectively connected with a U.S. trade or business

        If a Non-U.S. Holder of notes or our common stock is engaged in a trade or business in the U.S., and if interest on the notes, deemed distributions on the notes or our common stock, dividends on our common stock, gain realized on the sale, exchange, conversion, or other disposition of the notes or gain realized on the sale or exchange of our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax in the manner discussed in the preceding paragraphs, generally will be required to file a U.S. federal income tax return and will be subject to regular U.S. federal income tax on such income or gain in the same manner as if it were a U.S. Holder. In addition, if such a Non-U.S. Holder is a foreign corporation, such Non-U.S. Holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     Information reporting and backup withholding

        We must report annually to the IRS and to each non-U.S. Holder the amount of interest and dividends paid to such holder and the tax withheld with respect to such interest and dividends, regardless of whether withholding was required. Copies of the information returns reporting such interest and dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        A Non-U.S. Holder will be subject to backup withholding for interest and dividends paid to such holder unless such holder certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption from backup withholding.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the notes or our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption from such requirements.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     Recent Legislative Proposals

        The Obama Administration has recently released general explanations of revenue proposals that would limit the ability of Non-U.S. Holders to claim the exemption from U.S. withholding tax in respect of "portfolio interest" on the notes or to claim relief from U.S.

withholding tax in respect of dividends paid on the common stock, if such Non-U.S. Holders hold the notes or the common stock, as the case may be, through a non-U.S. intermediary that is not a "qualified intermediary." The Administration's proposals also would limit the ability of certain non-U.S. entities to claim relief from U.S. withholding tax in respect of interest, or to claim relief from U.S withholding tax in respect of dividends, paid to such non-U.S. entities unless those entities have provided documentation of their beneficial owners to the withholding agent. A third proposal would impose a 20% withholding tax on the gross proceeds of the sale of notes or shares of common stock effected through a non-U.S. intermediary that is not a qualified intermediary and that is not located in a jurisdiction with which the United States has a comprehensive income tax treaty having a satisfactory exchange of information program. A Non-U.S. Holder generaly would be permitted to claim a refund to the extent any tax withheld exceeded the investor's actual tax liability. The full details of these proposals have not yet been made public, although the Administration's summary of these proposals generally indicates that they are not intended to disrupt ordinary and customary market transactions. It is unclear whether, or in what form, these proposals may be enacted. Non-U.S. Holders are encouraged to consult with their tax advisers regarding the possible implications of the Administration's proposals on their investment in respect of the notes and the common stock.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative, Deutsche Bank Securities Inc., have severally agreed to purchase from us the following respective principal amounts of notes offered hereby listed opposite their name below at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$282,750,000
J.P. Morgan Securities Inc.	47,850,000
Barclays Capital Inc.	28,275,000
Credit Suisse Securities (USA) LLC	28,275,000
Morgan Stanley & Co. Incorporated	28,275,000
ABN AMRO Incorporated	6,525,000
Piper Jaffray & Co.	6,525,000
Wachovia Capital Markets, LLC	6,525,000

Total	$435,000,000

        The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these notes are purchased.

        We have been advised by Deutsche Bank Securities Inc. that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of 1.8% of the principal amount of the notes. After the notes are released for sale, Deutsche Bank Securities Inc. may change the offering price and other selling terms.

        We have granted to Deutsche Bank Securities Inc. an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to $65,000,000 aggregate principal amount of additional notes at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. Deutsche Bank Securities Inc. may exercise this option only to cover over-allotments made in connection with the sale of the notes offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional notes to Deutsche Bank Securities Inc. to the extent the option is exercised. If any additional notes are purchased, the underwriters will offer the additional notes on the same terms as those on which the notes are being offered.

        The underwriting discounts and commissions per note are equal to the public offering price per note less the amount paid by the underwriters to us per note. The underwriting discounts and commissions are 3% of the offering price. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by Deutsche Bank Securities Inc. of the over-allotment option:

		Total Fees
	Fee per note	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Discounts and commissions paid by us	$30.00	$13,050,000	$15,000,000

        In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $250,000.

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        Concurrently with the issuance of the notes, we are offering 5,000,000 shares of our common stock. The underwriters of this offering are also acting as the underwriters of the concurrent offering, and we have granted Deutsche Bank Securities Inc., as representative of the underwriters in the concurrent offering, an option to purchase up to 750,000 additional shares of common stock to cover over-allotments, if any. Closing of this offering and closing of the concurrent offering are not conditioned on each other.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by us and having a maturity of more than one year from the date of issue, or any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose our intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc., for a period of 60 days after the date of this prospectus supplement, except:

  •
  the issuance by us of shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this prospectus supplement;

  •
  the grant by us of additional employee stock options under plans existing and in effect on the date of this prospectus supplement;

  •
  issuances of shares of common stock pursuant to our stock option plans, stock purchase plans or profit sharing 401(k) plan existing and in effect on the date of this prospectus supplement;

  •
  the issuance by us of up to 5,750,000 shares in connection with the concurrent common stock offering;

  •
  the issuance by us of shares of common stock in connection with the note hedge and warrant transactions; and

  •
  the issuance by us of up to 2,500,000 shares of common stock.

        Certain of our executive officers have agreed pursuant to lock-up agreements that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, or enter into any transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Bank Securities Inc., for a period of 60 days after the date of this prospectus supplement, except (i) dispositions pursuant to any written trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act, (ii) dispositions by any executive officer of up to 50,000 shares of our common stock, subject to a maximum disposition of an aggregate of 200,000 shares by all executive officers, and (iii) transfers of common stock or notes to a family member or trust, provided the transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer.

        In connection with this offering, we have entered into a convertible note hedge transaction, which is expected to reduce the potential dilution to our common stock upon conversion of the notes, and a warrant transaction, which could separately have a dilutive effect from the issuance of common stock pursuant to the warrants, with Deutsche Bank AG (the "hedge counterparty"). See "Description of Convertible Note Hedge and Warrant Transactions." If Deutsche Bank Securities Inc. exercises its option to purchase additional notes, we expect to increase the number of shares of common stock underlying the convertible note hedge and the sold warrant transaction on a pro rata basis and we expect to use a portion of the net proceeds from the sale of the additional notes to pay the net cost of such increase.

        In connection with hedging these transactions, the hedge counterparty and/or its affiliates may enter into various derivative transactions with respect to our common stock concurrently with, or shortly after, the pricing of the notes, and may enter into, or may unwind, various derivative transactions and/or purchase or sell our common stock in secondary market transactions following the pricing of the notes and prior to maturity of the notes (and are likely to do so during any conversion period related to any conversion of the notes). These activities could have the effect of increasing or preventing a decline in, or having a negative effect on, the value of our common stock concurrently with or following the pricing of the notes and could have the effect of increasing or preventing a decline in the value of our common stock during any conversion period related to a conversion of the notes.

        The hedge counterparty and/or its affiliates may modify their hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock through market transactions or entering into derivative transactions or by purchasing or selling other securities (including the notes) that they may wish to use in connection with such hedging. In order to unwind its hedge position with respect to the options we exercise, the hedge counterparty and/or its affiliates may sell shares of our common stock or other securities (including the notes) in secondary market transactions or unwind various derivative transactions with respect to our common stock during the conversion period for the converted notes. The effect, if any, of any of these transactions and activities on the trading price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, under certain circumstances, your ability to convert the notes. See "Risk Factors—Risks Relating to this Offering—The convertible note hedge and warrant transactions may affect the value of the notes and the trading price of our common stock."

        Deutsche Bank Securities Inc. has advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option.

        Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because Deutsche Bank Securities Inc. has repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

        Certain of the underwriters and their respective affiliates engage in transactions with, and perform services for, us in the ordinary course of business and have engaged and may in the future engage in commercial banking and/or investment banking transactions with us for which we have paid, and intend to pay, customary fees. Deutsche Bank AG, an affiliate of the representative of the underwriters, has entered into the convertible note hedge and warrant transactions with us and will receive a portion of the net proceeds from this offering applied to those transactions.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters relating to the offering will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Cephalon, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2008, incorporated into this prospectus by reference to the Current Report on Form 8-K filed on May 20, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have "incorporated by reference" into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus supplement and the accompanying prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, unless and until that information is updated and superseded by the information contained in this prospectus supplement and the accompanying prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus supplement and the accompanying prospectus.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (which filed documents do not include any portion thereof containing information furnished under either Item 2.02 or 7.01, or any related exhibit, of any Current Report on Form 8-K):

Cephalon, Inc. SEC Filings (File No. 0-19119)	Period/Filing Date
Annual Report on Form 10-K	Fiscal year ended December 31, 2008
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2009
Current Reports on Form 8-K

Filed on January 7, 2009, January 8, 2009, January 14, 2009, January 30, 2009, February 2, 2009, February 18, 2009, February 27, 2009, March 5, 2009, March 9, 2009, March 18, 2009, March 25, 2009, April 6, 2009, April 28, 2009, May 15, 2009 and May 20, 2009 (2)

The description of our common stock that is contained in our Form 8-A Registration Statement, including any amendment or reports filed for the purpose of updating such description	Filed on March 15, 1991
The description of our stockholder rights plan that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on January 20, 1999; amended August 2, 2000 and October 27, 2003

        We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement and the accompanying prospectus incorporates). Requests should be directed to:

Cephalon, Inc.
41 Moores Road
Frazer, PA 19355
Attention:	Todd Longsworth
Senior Counsel
Telephone:	(610) 344-0200

Cephalon, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants

        This prospectus relates to common stock, preferred stock, debt securities and warrants for debt or equity securities that we may sell from time to time in one or more transactions. We will provide the specific terms and conditions of these transactions and the securities we may sell in supplements to this prospectus prepared in connection with each transaction. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common stock is quoted on The NASDAQ Global Select Market under the symbol "CEPH." We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

        Investing in our securities involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2009.

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933. Under this automatic shelf registration process, we may, from time to time, sell common stock, preferred stock, debt securities and warrants for debt and equity securities in one or more transactions. This prospectus provides you with a general description of the securities we may sell in these transactions. We may, by supplementing this prospectus, add additional types of securities to the shelf registration statement that may be sold under this prospectus. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being sold. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

WHERE YOU CAN FIND MORE INFORMATION

        Cephalon is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have "incorporated by reference" into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus.

        We incorporate by reference into this prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the transactions contemplated by this prospectus are completed (which filed documents do not include any portion thereof containing information furnished under either Item 2.02 or Item 7.01, or any related exhibit, of any Current Report on Form 8-K):

  •
  Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 23, 2009;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 6, 2009;

  •
  Current Reports on Form 8-K filed with the SEC on January 7, January 8, January 14, January 30, February 2, February 18, February 27, March 5, March 9, March 18, March 25, April 6, April 28, May 5, May 15, May 20 and May 20, 2009;

  •
  the description of our common stock that is contained in our Form 8-A Registration Statement filed on March 15, 1991, including any amendments or reports filed for the purpose of updating such description; and

  •
  the description of our stockholder rights plan that is contained in our Form 8-A Registration Statements filed on January 20, 1999, August 2, 2000 and October 27, 2003, including any amendments or reports filed for the purpose of updating such description.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

Cephalon, Inc. 41 Moores Road
Frazer, PA 19355
Attn: Todd C. Longsworth
Senior Counsel
Telephone: (610) 344-0200

 USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including repaying, repurchasing or redeeming existing debt, capital expenditures and possible acquisitions. Pending such use, we may temporarily invest the net proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2006 and 2008 was 2.93x and 2.58x, respectively, and 5.07x for the three months ended March 31, 2009.

        Our deficiency of (i) earnings available to cover fixed charges and (ii) earnings available to cover combined fixed charges and preferred stock dividends for the years ended December 31, 2004, 2005 and 2007 was $33.8 million, $265.6 million and $123.9 million, respectively. Since earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for the years ended December 31, 2004, 2005 and 2007, we are unable to provide ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each respective period.

GENERAL DESCRIPTION OF SECURITIES

        We may offer under this prospectus: common stock; preferred stock; debt securities; warrants to acquire common stock, preferred stock or debt securities; or any combination of the foregoing, either individually or as units consisting of two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

 DESCRIPTION OF THE CAPITAL STOCK
WE MAY OFFER

General

        Our authorized capital stock consists of 400,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock, $.01 par value, of which 2,500,000 shares have been designated $3.625 convertible exchangeable preferred stock, $.01 par value, and 1,000,000 shares have been designated and reserved for issuance as Series A Junior Participating Preferred Stock in connection with our stockholder rights plan. As of May 15, 2009, there were 68,831,852 shares of common stock outstanding, and no shares of preferred stock outstanding.

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate.

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of the common stock or preferred stock we offer may differ from the terms described below.

Description of Common Stock

        Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors. Holders of shares of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. Shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

        As permitted by the Delaware General Corporation Law, our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the prohibited repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Preferred Stock

        Our board of directors has the authority, from time to time and without further action by our stockholders, to divide our unissued preferred stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our certificate of incorporation or a certificate of designations relating to that series.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our common stock.

        When we sell preferred stock pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

  •
  the number of shares in the series of preferred stock;

  •
  the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

  •
  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred stock, if any;

  •
  any conversion provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock;

  •
  the liquidation preference per share of that series of preferred stock; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

        As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder's affiliates or associates, for a period of three years. These restrictions do not apply if:

  •
  prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

  •
  upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

  •
  on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our bylaws provide that special meetings of stockholders may be called by our board of directors, the chairman of our board of directors or the president. This provision prevents a potential acquirer from calling a special meeting of stockholders to replace our board of directors, since special meetings may not be called by stockholders.

        Our board of directors has the authority to issue preferred stock, which could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy or consent solicitation or otherwise, by making those attempts more difficult to achieve or more costly.

        Our board of directors may issue preferred stock with voting rights that could adversely affect the voting power of holders of our common stock.

Stockholder Rights Plan

        On November 12, 1993, our board of directors adopted a stockholder rights plan, which was amended and restated on October 27, 2003, and as further amended as of February 9, 2007. Under the stockholder rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of common stock. Each share of our common stock currently trades with a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $200.00, subject to adjustment, upon a person acquiring or making a tender or exchange offer for 20% or more of our outstanding common stock. Each right entitles its holder, other than the person acquiring 20% or more of our outstanding common stock, to purchase shares of our common stock with a market value equal to two times the exercise price of the right. In addition, after a person has acquired 20% or more of our common stock, if a company acquires us in a business combination or if we sell more than 50% of our consolidated assets or earning power, the rights will entitle our stockholders, other than the acquirer, to purchase for the exercise price shares of common stock of the acquiring company having a market value equal to two times the exercise price. At any time prior to these events, our board of directors may redeem the rights at a price of $.01 per right.

        The stockholder rights plan is intended to protect our stockholders in the event of an unsolicited attempt to acquire us. The rights are transferred automatically with the transfer of our common stock until separate rights certificates are distributed upon the occurrence of certain events. The stockholder rights plan could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of our board of directors. This description of the stockholder rights plan is intended as a summary only and is qualified in its entirety by reference to the amended and restated rights agreement dated as of October 27, 2003, and as further amended as of February 9, 2007, between Cephalon and American Stock Transfer & Trust Company. To obtain a copy of the rights agreement, see the section of this prospectus entitled "Where You Can Find More Information."

DESCRIPTION OF THE DEBT SECURITIES
WE MAY OFFER

        This prospectus describes the general terms and provisions of the debt securities we may offer pursuant to this prospectus. When we offer to sell a particular series of debt securities pursuant to this prospectus, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below; however, the following summary does not purport to be complete and the summary is qualified in its entirety by reference to the provisions of the indenture. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

        The debt securities will be our direct obligations, may be secured or unsecured and may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by our board of directors or pursuant to a supplemental indenture. We do not have to issue all of the debt securities of one series at the same time and, unless otherwise specified in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        There may be more than one trustee under the indenture, each relating to one or more series of debt securities. Any trustee may resign or be removed by us, at which time we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as indicated elsewhere in this prospectus, any action taken by the trustee may be taken by the trustee only relating to the series of debt securities for which it is the trustee.

        We will provide in a prospectus supplement the following terms of the debt securities being offered:

  •
  the title of the debt securities;

  •
  the aggregate principal amount and any limit on the aggregate principal amount of the debt securities;

  •
  whether we will issue the debt securities at a discount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities or upon redemption, if other than the principal amount, and the rate at which any original issue discount will accrue;

  •
  the date on which or the periods during which we will issue the debt securities and the date on which we will pay the principal on the debt securities;

  •
  the rate, which may be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

  •
  the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place where we will pay, and the method of payment of, principal, premium and interest on the debt securities and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

  •
  any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

  •
  any option we have to redeem the debt securities and the date, price and terms and conditions upon which we may redeem the debt securities;

  •
  the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any multiples of $1,000;

  •
  the designation, if any, of any trustees (other than the initial trustee), paying agents, authenticating agents and security registrars;

  •
  the persons to which interest on the debt securities will be payable, if other than the person to whom they are issued;

  •
  the applicability of the provisions in the indenture on defeasance;

  •
  the types of documentation that may be required before debt securities may be issued;

  •
  the time, manner and place for the authentication and delivery of any securities issued upon the exercise of warrants, if any;

  •
  circumstances under which payment of any additional amounts authorized in respect of a debt security may be made to a foreign holder;

  •
  provisions, if any, for the defeasance or discharge of our obligations relating to the debt securities;

  •
  whether we will issue the debt securities in registered or bearer form;

  •
  the currency in which we will pay principal, premium and interest on the debt securities;

  •
  if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on the payments;

  •
  the manner in which we will determine the principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any addition to, or change or deletion of, events of default or covenants in the indenture;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

  •
  whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

  •
  any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion, including the conversion price or manner of calculation and conversion period;

  •
  any subordination provisions relating to the debt securities;

  •
  any listing of the debt securities on any exchange, inter-dealer quotation system or over-the-counter market;

  •
  any provisions relating to any security provided for the debt securities; and

  •
  any other terms of the debt securities that will not be inconsistent with the indenture.

        We may issue debt securities at a discount below their stated principal amount. Even if we issue the debt securities at or above their stated principal amount, for United States federal income tax purposes, the debt securities may be deemed to be issued at a discount based on their interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

Denominations, Registration, Transfer and Exchange

        Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and multiples of $1,000 and will be payable only in U.S. dollars.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of that certificate or the issuance by us or the trustee of a new certificate to the new holder.

        We are not required to:

  •
  register, transfer or exchange any series of debt securities selected for redemption during the period beginning 15 business days prior to, and ending at the close of business on, the date of transmittal of the notice of redemption; or

  •
  register, transfer or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger or Sale of Assets

        We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety to another corporation, person or entity unless:

  •
  (1) we are the continuing entity or (2) the successor entity formed by or resulting from the consolidation or merger or which shall have received the transfer of our assets shall be organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture by executing a supplemental indenture; and

  •
  immediately after giving effect to the transaction, no event of default, or event, which with notice or lapse of time or both would become an event of default, exists.

Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

        Each of the following is an event of default relating to a series of debt securities:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, which default continues uncured for a period of 30 days;

  •
  default in the payment of principal of, or premium on, any debt security of that series when due and payable;

  •
  default in the deposit of any sinking fund payment, when and as due, relating to any debt security of that series;

  •
  default in the performance or breach by us of any other covenant or warranty in the indenture, other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default relating to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        If an event of default relating to outstanding debt securities of any series occurs and continues uncured, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare in a written notice the principal amount, or specified amount, plus accrued and unpaid premium and interest, if payable on all debt securities of that series, to be immediately due and payable. At any time after making a declaration of acceleration relating to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the acceleration if:

  •
  the holders act before the trustee has obtained a judgment or decree for payment of the money due;

  •
  we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal, other than the accelerated interest and principal; and

  •
  we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest relating to debt securities of that series, as provided in the indenture.

        We refer you to the prospectus supplement relating to any series of debt securities that are issued at a discount for the particular provisions relating to acceleration of a portion of the principal amount of those debt securities upon the occurrence of an event of default.

        The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any judicial or other proceeding relating to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given the trustee written notice of an uncured event of default relating to debt securities of that series; and

  •
  the holders of at least 25% in principal amount of outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in payment on any debt securities of that series, relating to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

  •
  to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

  •
  to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add any events of default;

  •
  to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

  •
  to change or eliminate any provision of the indenture, provided that the change or elimination will not apply to any outstanding debt security of any series created prior to the modification which is entitled to the benefit of the provision to which the modification would apply;

  •
  to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

  •
  to establish the form or terms of debt securities and coupons as permitted by the indenture;

  •
  to evidence and provide for a successor or other trustee relating to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the TIA or to make any other modifications which are consistent with the provisions of the indenture; provided, however, that these other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect; or

  •
  to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect.

        We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, the consent of the holder of each outstanding debt security of each series affected is required for modifications that:

  •
  change the stated maturity of any debt security or coupon;

  •
  reduce the principal amount of any payment to be made on any debt security or coupon;

  •
  reduce the rate of interest or extend the time for payment of premium or interest payable upon redemption of any debt security;

  •
  reduce the amount of the principal due and payable upon acceleration of the maturity of a debt security issued at a discount;

  •
  change the location of payment of principal or any premium on any debt security;

  •
  change the coin or currency in which any debt security or any premium or interest is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after its due date;

  •
  alter any redemption provisions in a manner adverse to the holders of the debt securities;

  •
  reduce the percentage of holders in principal amount of the outstanding debt securities of any series whose consent is required for any modification or waiver with respect to that series;

  •
  change any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding debt security; or

  •
  change any provision described in the applicable prospectus supplement that requires the consent of each affected holder of debt securities.

        A modification that changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or that modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of the debt securities and coupons of any other series.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

  •
  a continuing default in the payment of principal, premium or interest on any debt security held by a non-consenting holder; or

  •
  a default of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities and Covenants in Certain Circumstances

        Legal Defeasance.    We may be discharged from any and all obligations relating to the debt securities of any series except for obligations:

  •
  to pay additional amounts, if any, upon the occurrence of specified tax, assessment or government charge events relating to payments on the debt securities;

  •
  to register the transfer or exchange of debt securities;

  •
  to replace stolen, lost or mutilated debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money in payment for trust.

        We will be discharged upon our deposit with the trustee, in trust, of money or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the stated maturity of those payments.

        We may be discharged only if we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

        Defeasance of Covenants.    Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

  •
  depositing with the trustee money or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the date those payments are due; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance.

Limited Liability of Certain Persons

        No past, present or future stockholder, employee, officer or director of Cephalon or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, employee, officer or director.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

  •
  whether the debt securities are convertible into common stock or preferred stock;

  •
  the conversion price, or manner of calculation;

  •
  the conversion period;

  •
  provisions regarding whether conversion will be at our option or at the option of the holders;

  •
  the events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the debt securities.

Payment and Paying Agents

        The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

        If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

  •
  holders may present or surrender for payment debt securities of that series;

  •
  holders may surrender debt securities of that series for registration of transfer or exchange; and

  •
  we may be served with notices and demands regarding the debt securities of that series.

        If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

  •
  in the Borough of Manhattan, the City and State of New York, an office or agency where (1) holders may (A) present or surrender for payment any registered securities of that series, (B) surrender for registration of transfer any registered securities of that series, (C) surrender for exchange or redemption debt securities of that series and (D) present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph and not otherwise, and (2) we may be served with notices and demands regarding the debt securities of that series;

  •
  subject to any applicable laws or registration, in a place of payment for debt securities of that series located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; provided that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and the stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the debt securities of that series are listed on that exchange; and

  •
  subject to any applicable laws or regulations, in a place of payment for debt securities of that series located outside the United States, an office or agency where (1) holders may (A) surrender for registration of transfer any registered securities of that series or (B) surrender for exchange or redemption debt securities of that series and (2) we may receive notices and demands regarding the debt securities of that series.

        We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve the presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee as our agent to receive the foregoing presentations, surrenders, notices and demands. However, in the case of bearer securities, we may appoint another agent as may be specified in the applicable prospectus supplement.

        We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our paying agent in the Borough of Manhattan, the City and State of New York, only if payment in U.S. dollars of the full amount of the principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Book-Entry System

        We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC, referred to as "participants," and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the "indirect participants," that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that, pursuant to procedures established by DTC upon the deposit of a global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture and the debt securities. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the debt securities represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any debt securities under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal, premium or interest on the debt securities represented by a global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium, if any, or any interest amounts on, a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for a global security or ceases to be a clearing agency or there is an event of default under the debt securities relating to that global security, DTC will exchange the global security for certificated securities which it will distribute to its participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Governing Law

        The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

 DESCRIPTION OF THE WARRANTS
WE MAY OFFER

        Pursuant to this prospectus, we may issue warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and the warrant agent as detailed in the prospectus supplement relating to warrants being offered.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be applicable;

  •
  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants will be issued and the number of warrants issued with each security;

  •
  if applicable, the date on or after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

 LEGAL MATTERS

        The validity of the securities offered hereby has been passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

        The consolidated financial statements of Cephalon, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2008, incorporated into this prospectus by reference to the Current Report on Form 8-K filed on May 20, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Cephalon, Inc.

$435,000,000

2.50% Convertible Senior Subordinated Notes due 2014

PROSPECTUS

May 21, 2009

Sole Book-Running Manager

Deutsche Bank Securities

Co-Managers

J.P.Morgan	Barclays Capital	Credit Suisse	Morgan Stanley

ABN AMRO Incorporated	Piper Jaffray	Wachovia Securities